                                                                     EXHIBIT 4.4




                            SOUTHWEST BANK OF TEXAS
                              401(k) SAVINGS PLAN

                            As amended and restated
                                     as of
                                January 1, 1994

                            SOUTHWEST BANK OF TEXAS
                              401(K) SAVINGS PLAN

                               TABLE OF CONTENTS


ARTICLE I
     DEFINITIONS
     1.01       "Account"................................................2
     1.02       "Accounting Date"........................................2
     1.03       "Accrued Benefit"........................................2
     1.04       "Administrative Committee"...............................2
     1.05       "Beneficiary"............................................2
     1.06       "Break in Service".......................................2
     1.07       "Code"...................................................2
     1.08       "Compensation"...........................................3
     1.09       "Determination of Top Heavy Status"......................4
     1.10       "Disability".............................................6
     1.11       "Effective Date".........................................6
     1.12       "Employee"...............................................6
     1.13       "Employer"...............................................6
     1.14       "ERISA"..................................................7
     1.15       "Fiduciary"..............................................7
     1.16       "Forfeiture Break in Service"............................7
     1.17       "Highly Compensated Employee"............................7
     1.18       "Hour of Service"........................................8
     1.19       "Leased Employee"........................................9
     1.20       "Normal Retirement Age"..................................9
     1.21       "Normal Retirement Date"................................10
     1.22       "Participant"...........................................10
     1.23       "Plan"..................................................10
     1.24       "Plan Administrator"....................................10
     1.25       "Plan Entry Date".......................................10
     1.26       "Plan Year".............................................10
     1.27       "Retirement"............................................10
     1.28       "Separation from Service"...............................10
     1.29       "Trust".................................................10
     1.30       "Trust Fund"............................................10
     1.31       "Trustee"...............................................10
     1.32       "Vested"................................................10

ARTICLE II
     EMPLOYEE PARTICIPANTS
     2.01       ELIGIBILITY.............................................11
     2.02       YEAR OF SERVICE - ELIGIBILITY/PARTICIPATION.............11
     2.03       BREAK IN SERVICE - ELIGIBILITY/PARTICIPATION............11
     2.04       PARTICIPATION UPON REEMPLOYMENT.........................11

     2.05       OMISSION OF ELIGIBLE EMPLOYEE...........................11
     2.06       INCLUSION OF INELIGIBLE EMPLOYEE........................11

ARTICLE III
     EMPLOYER CONTRIBUTIONS AND FORFEITURES
     3.01       AMOUNT..................................................12
     3.02       SALARY REDUCTION........................................13
     3.03       SPECIAL RULES FOR DEFERRAL CONTRIBUTIONS................13
     3.04       ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST.................14
     3.05       NONDISCRIMINATION RULES FOR EMPLOYER
                MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS...........19
     3.06       MULTIPLE USE LIMITATION.................................21
     3.07       DETERMINATION OF CONTRIBUTION...........................22
     3.08       TIME OF PAYMENT OF CONTRIBUTION.........................22
     3.09       CONTRIBUTION ALLOCATION.................................22
     3.10       FORFEITURE ALLOCATION...................................25
     3.11       ACCRUAL OF BENEFIT......................................25
     3.12       LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS....27
     3.13       DEFINITIONS - ARTICLE III...............................29

ARTICLE IV
     PARTICIPANT CONTRIBUTIONS
     4.01       PARTICIPANT VOLUNTARY CONTRIBUTION......................33
     4.02       PARTICIPANT ROLLOVER CONTRIBUTIONS......................33

ARTICLE V
     TERMINATION OF SERVICE - PARTICIPANT VESTING
     5.01       TERMINATION OF SERVICE UPON DEATH, DISABILITY OR
                RETIREMENT..............................................35
     5.02       TERMINATION OF SERVICE OTHER THAN UPON DEATH,
                DISABILITY OR RETIREMENT................................35
     5.03       CASHOUT DISTRIBUTION TO PARTIALLY
                VESTED PARTICIPANTS/RESTORATION OF FORFEITED
                MATCHING AND EMPLOYER CONTRIBUTION ACCOUNT..............35
     5.04       SEGREGATED ACCOUNT FOR REPAID AMOUNT....................37
     5.05       YEAR OF SERVICE - VESTING...............................37
     5.06       INCLUDED YEARS OF SERVICE - VESTING.....................37
     5.07       FORFEITURE OCCURS.......................................38

ARTICLE VI
     TIME AND METHODS OF PAYMENT OF BENEFITS
     6.01       TIME OF PAYMENT OF ACCRUED BENEFIT......................39
     6.02       METHOD OF PAYMENT OF ACCRUED BENEFIT....................41
     6.03       BENEFIT PAYMENT ELECTIONS...............................44
     6.04       ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING
                SPOUSES.................................................45

     6.05       WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY..46
     6.06       WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY........47
     6.07       HARDSHIP/IN-SERVICE DISTRIBUTION RULES FROM
                DEFERRAL CONTRIBUTIONS ACCOUNT..........................48
     6.08       DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS...........49
     6.09       DIRECT ROLLOVER.........................................50

ARTICLE VII
     EMPLOYER ADMINISTRATIVE PROVISIONS
     7.01       INFORMATION TO COMMITTEE................................52
     7.02       NO LIABILITY............................................52
     7.03       INDEMNITY OF COMMITTEE..................................52
     7.04       EMPLOYER DIRECTION OF INVESTMENT........................52
     7.05       AMENDMENT TO VESTING SCHEDULE...........................52

ARTICLE VIII
     PARTICIPANT ADMINISTRATIVE PROVISIONS
     8.01       BENEFICIARY DESIGNATION.................................54
     8.02       NO BENEFICIARY DESIGNATION..............................54
     8.03       PERSONAL DATA TO COMMITTEE..............................55
     8.04       ADDRESS FOR NOTIFICATION................................55
     8.05       ASSIGNMENT OR ALIENATION................................55
     8.06       NOTICE OF CHANGE IN TERMS...............................55
     8.07       LITIGATION AGAINST THE TRUST............................55
     8.08       INFORMATION AVAILABLE...................................56
     8.09       APPEAL PROCEDURE FOR DENIAL OF BENEFITS.................56
     8.10       PARTICIPANT DIRECTION OF INVESTMENT.....................57

ARTICLE IX
     ADMINISTRATIVE DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNT
     9.01       MEMBERS' COMPENSATION EXPENSES..........................58
     9.02       TERM AND NUMBER.........................................58
     9.03       POWERS..................................................58
     9.04       GENERAL.................................................58
     9.05       FUNDING POLICY..........................................59
     9.06       MANNER OF ACTION........................................59
     9.07       AUTHORIZED REPRESENTATIVE...............................59
     9.08       INTERESTED MEMBER.......................................59
     9.09       INDIVIDUAL ACCOUNTS.....................................59
     9.10       VALUE OF PARTICIPANT'S ACCRUED BENEFIT..................60
     9.11       ALLOCATION AND DISTRIBUTION OF NET INCOME, GAIN
                OR LOSS.................................................60
     9.12       INDIVIDUAL STATEMENT....................................61
     9.13       ACCOUNT CHARGED.........................................62
     9.14       UNCLAIMED ACCOUNT PROCEDURE.............................62

ARTICLE X
     TRUSTEE, POWERS AND DUTIES
     10.01      ACCEPTANCE..............................................63
     10.02      RECEIPT OF CONTRIBUTIONS................................63
     10.03      INVESTMENT POWERS.......................................63
     10.04      RECORDS AND STATEMENTS..................................65
     10.05      FEES AND EXPENSES FROM FUND.............................66
     10.06      PARTIES TO LITIGATION...................................66
     10.07      PROFESSIONAL AGENTS.....................................66
     10.08      DISTRIBUTION OF CASH OR PROPERTY........................66
     10.09      DISTRIBUTION DIRECTIONS.................................66
     10.10      THIRD PARTY.............................................66
     10.11      RESIGNATION.............................................67
     10.12      REMOVAL.................................................67
     10.13      INTERIM DUTIES AND SUCCESSOR TRUSTEE....................67
     10.14      VALUATION OF TRUST......................................67
     10.15      LIMITATION ON LIABILITY - IF INVESTMENT MANAGER
                APPOINTED...............................................67
     10.16      INVESTMENT IN GROUP TRUST FUND..........................68

ARTICLE XI
     MISCELLANEOUS
     11.01      EVIDENCE................................................69
     11.02      NO RESPONSIBILITY FOR EMPLOYER ACTION...................69
     11.03      FIDUCIARIES NOT INSURERS................................69
     11.04      WAIVER OF NOTICE........................................69
     11.05      SUCCESSORS..............................................69
     11.06      WORD USAGE..............................................69
     11.07      STATE LAW...............................................69
     11.08      EMPLOYMENT NOT GUARANTEE................................69

ARTICLE XII
     EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION
     12.01      EXCLUSIVE BENEFIT.......................................71
     12.02      AMENDMENT BY EMPLOYER...................................71
     12.03      DISCONTINUANCE..........................................72
     12.04      FULL VESTING ON TERMINATION.............................72
     12.05      MERGER/DIRECT TRANSFER..................................72
     12.06      TERMINATION.............................................73

                            SOUTHWEST BANK OF TEXAS
                              401(K) SAVINGS PLAN

     Southwest Bank of Texas, N.A., a corporation organized under the laws of the State of Texas, makes this Agreement with David Farries, Paul Murphy, Sharon
K. Sokol and Kim Zabin, Trustees.

WITNESSETH:

     SOUTHWEST BANK OF TEXAS 401(k) SAVINGS PLAN continues, within this Plan and Trust Agreement, the Plan formerly known as the Southwest Bank of Texas National Association Savings Plan for the administration and distribution of contributions made by the Employer for the purpose of permitting Participants to save for their retirement with pre-tax dollars and rewarding eligible Employees for past service. This Plan is an amended plan, in restated form, the original plan being established on the 1st day of January, 1985. The provisions of this Plan, as amended, apply solely to an Employee whose employment with the Employer terminates on or after the restated Effective Date of the Employer's Plan. If an Employee's employment with the Employer terminates prior to the restated Effective Date, that Employee is entitled to benefits under the Plan formerly known as the Southwest Bank of Texas National Association Savings Plan as that Plan existed on the date of the employee's termination of employment. This Plan is intended to be the type commonly referred to as a "profit sharing plan with a cash or deferred arrangement".

     Now, therefore, in consideration of their mutual covenants, the Employer and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

 1.01 "Account" means the separate account(s) which the Plan Administrator or the Trustee maintains for a Participant under the Plan.

 1.02 "Accounting Date" means March 30, June 30, September 30, and December 30 of each Plan Year. Unless otherwise specified in the Plan, the Plan Administrator will make all plan allocations for a particular Plan Year as of the Accounting Date of that Plan Year.

 1.03 "Accrued Benefit" means the amount standing in a Participant's Account(s) as of any date. A Participant's Account includes his "Deferral Contributions Account" and his "Employer Contributions Account."

 1.04 "Administrative Committee" means the Employer's Administrative Committee as from time to time constituted pursuant to Article I.

 1.05 "Beneficiary" means a person designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan remains a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's or a Trustee's duty to provide to the Beneficiary) information or data concerning the Plan does not arise until he first becomes entitled to receive a benefit under the Plan.

 1.06 "Break in Service" means a Participant's failure to complete at least five hundred and one (501) Hours of Service with the Employer during any Plan Year. This concept of "Break in Service" has no application to Participants who are Vested upon termination of employment.

        Solely for purposes of determining whether the Employee incurs a Break in Service under any provision of this Plan, the Plan Administrator must credit Service during an Employee's unpaid absence period due to maternity or paternity leave. The Plan Administrator considers an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Plan Administrator credits Service under this Section 1.06 on the basis of a Service, as described in Section 1.30, the Employee would receive if he were paid during the absence period. The Plan Administrator will credit only the Service necessary to prevent an Employee's Break in Service. The Plan Administrator credits all Service described in this Section 1.06 to the computation period in which the absence period begins or, if the Employee does not need the Service to prevent a Break in Service in the computation period in which his absence period begins, the Plan Administrator credits the Service to the immediately following computation period.

1.07    "Code" means the Internal Revenue Code of 1986, as amended.

1.08 "Compensation" means the Participant's W-2 wages for purposes of federal income tax withholding under Code section 3401(a), excluding bonuses, reimbursements or other expenses allowances, fringe benefits (cash and noncash) and moving expenses, but determined without regard to any rules that limit remuneration included in wages based on the nature, except as otherwise excluded, or location of the employment or the services performed. Compensation also includes elective contributions made by the Employer on the Employee's behalf. "Elective contributions" are amounts excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code section 401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity. The term "Compensation" does not include:

        (i) Employer contributions (other than "elective contributions") to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, employer contributions on behalf of an Employee to a Simplified Employee Pension Plan to the extent such contributions are excludable from the Employee's gross income, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.

        (ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

        (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

        (iv) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee).

        Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account all Compensation for the entire Plan Year.

        (A)   LIMITATIONS ON COMPENSATION.

              (1) COMPENSATION DOLLAR LIMITATION. For any Plan Year beginning after December 31, 1988, the Plan Administrator must take into account only the first $200,000 (or beginning January 1, 1990, such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. For any Plan Year beginning prior to January 1, 1989, this $200,000 limitation (but not the family aggregation requirement) applies only if the Plan is top heavy for such Plan Year.

              (2) APPLICATION OF COMPENSATION LIMITATION TO CERTAIN FAMILY
                  MEMBERS. The $200,000 Compensation limitation applies to the combined Compensation of the Employee and of any family member aggregated with the Employee under Section 1.17 who is either
                  (i) the Employee's spouse; or (ii) the Employee's lineal descendant under the age of 19. If, for a Plan Year, the combined Compensation of the Employee and such family members who are Participants entitled to an allocation for that Plan Year exceeds the $200,000 (or adjusted) limitation, "Compensation" for each such Participant, for purposes of the contribution and allocation provisions of Article III, means his Adjusted Compensation. Adjusted Compensation is the amount which bears the same ratio to the $200,000 (or adjusted) limitation as the affected Participant's Compensation (without regard to the $200,000 Compensation limitation) bears to the combined Compensation of all the affected Participants in the family unit.

        (B) NONDISCRIMINATION. For purposes of determining whether the Plan discriminates in favor of Highly Compensated Employees, Compensation means Compensation as defined in this Section 1.08. The Employer also may elect to use an alternate nondiscriminatory definition, in accordance with the requirements of Code (S) 414(s) and the regulations issued under that Code section. In determining Compensation under this Section 1.08(B), the Employer may elect to include all elective contributions made by the Employer on behalf of the Employees. The Employer's election to include elective contributions must be consistent and uniform with respect to Employees and all plans of the Employer for any particular Plan Year. The Employer may make this election to include elective contributions for nondiscrimination testing purposes, irrespective of whether this Section 1.08 includes elective contributions in the general Compensation definition applicable to the Plan.

1.09 "Determination of Top Heavy Status". If this Plan is the only qualified plan maintained by the Employer, the Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the present value of Accrued Benefits of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Plan Administrator must include in the top heavy ratio, as part of the present value of Accrued Benefits, any contribution not made as of the Determination Date but includible under Code section 416 and the applicable Treasury regulations, and distributions made within the Determination Period. The Plan Administrator must calculate the top heavy ratio by disregarding the Accrued Benefit (and distributions, if any, of the Accrued Benefit) of any Non-key Employee who was formerly a Key Employee, and by disregarding the Accrued Benefit (including distributions, if any, of the Accrued Benefit) of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Plan Administrator must calculate the top heavy ratio, including the extent to which it must take into account distributions, rollovers and transfers, in accordance with Code section 416 and the regulations under that Code section.

     If the Employer maintains other qualified plans (including a simplified employee pension plan), or maintained another such plan which now is terminated, this Plan is top heavy only if it is part of the Required Aggregation Group, and the top heavy ratio for the Required Aggregation Group and for the Permissive Aggregation Group, if any, each exceeds 60%. The Plan Administrator will calculate the top heavy ratio in the same manner as required by the first paragraph of this Section 1.09, taking into account all plans within the Aggregation Group. To the extent the Plan Administrator must take into account distributions to a Participant, the Plan Administrator must include distributions from a terminated plan which would have been part of the Required Aggregation Group if it were in existence on the Determination Date. The Plan Administrator will calculate the present value of Accrued Benefits under defined benefit plans or simplified employee pension plans included within the group in accordance with the terms of those plans, Code section 416 and the regulations under that Code section. If a Participant in a defined benefit plan is a Non-key Employee, the Plan Administrator will determine his Accrued Benefit under the accrual method, if any, which is applicable uniformly to all defined benefit plans maintained by the Employer or, if there is no uniform method, in accordance with the slowest accrual rate permitted under the fractional rule accrual method described in Code section 411(b)(1)(C). To calculate the present value of benefits from a defined benefit plan, the Plan Administrator will use the actuarial assumptions (interest and mortality only) prescribed by the defined benefit plan(s) to value benefits for top heavy purposes. If an aggregated plan does not have a valuation date coinciding with the Determination Date, the Plan Administrator must value the Accrued Benefits in the aggregated plan as of the most recent valuation date falling within the twelve-month period ending on the Determination Date, except as Code section 416 and applicable Treasury regulations require for the first and second plan year of a defined benefit plan. The Plan Administrator will calculate the top heavy ratio with reference to the Determination Dates that fall within the same calendar year.

     DEFINITIONS.  For purposes of applying the provisions of this Section 1.09:

     (a) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code section 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code section 318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q)(8) exclusions) of Employees, but no more than 50 officers. The Plan Administrator will make the determination of who is a Key Employee in accordance with Code section 416(i)(1) and the regulations under that Code section.

        (b) "Non-key Employee" is an employee who does not meet the definition of Key Employee.

        (c) "Compensation" means Compensation as determined under Section 1.17 (relating to the Highly Compensated Employee definition).

        (d) "Required Aggregation Group" means: (1) each qualified plan of the Employer in which at least one Key Employee participates at any time during the Determination Period; and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code section 401(a)(4) or Code section 410.

        (e) "Permissive Aggregation Group" is the Required Aggregation Group plus any other qualified plans maintained by the Employer, but only if such group would satisfy in the aggregate the requirements of Code section 401(a)(4) and Code section 410. The Plan Administrator will determine the Permissive Aggregation Group.

        (f) "Employer" means the Employer that adopts this Plan.

        (g) "Determination Date" for any Plan Year is the Accounting Date of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the Accounting Date of that Plan Year.

        (h) "Determination Period" is the 5 year period ending on the Determination Date.

1.10 "Disability" means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. The Plan considers a Participant disabled on the date the Plan Administrator determines the Participant satisfies the definition of disability. A Participant may be required to submit to a physical examination, by a licensed physician chosen by the Plan Administrator, in order to confirm disability. The Plan Administrator will apply the provisions of this Section 1.10 in a nondiscriminatory, consistent and uniform manner.

1.11 "Effective Date" of this Plan as amended and restated is January 1, 1994.

1.12 "Employee" means any individual who receives compensation from the Employer which is reportable on Form W-2, except that the term "Employee" shall also include a Leased Employee as described in Section 1.19, irrespective of the fact that such a Leased Employee does not receive compensation from the Employer which is reportable on Form W-2.

1.13 "Employer" means SOUTHWEST BANK OF TEXAS, N.A., and all subsidiaries thereof who adopt this Plan. The term Employer includes all corporations which are members of a controlled group of corporations (as defined in Code section 414(b)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)) or an affiliated service group (as defined in Code section 414(m) or Code section 414(o)) as a related group.

        If the Employer is a member of a related group, the term "Employer" includes the related group members for purposes of crediting Hours of Service, determining years of Service and Breaks in Service under
        Article II and V, applying the Participants Test and Coverage Test under the suspension of accrual requirements of Section 3.11(c), applying the limitations on allocations in Part 2 of Article III, applying the top heavy rules and the minimum allocation requirements of Article III, the definitions of Employee, Highly Compensated Employee, Compensation and Leased Employee, and for any other purposes required by the applicable Code section or by the Plan provisions. However, only SOUTHWEST BANK OF TEXAS, N.A. and all subsidiaries thereof who adopt this Plan may contribute to the Plan and only an Employee employed by SOUTHWEST BANK OF TEXAS, N.A. and all subsidiaries thereof who adopt this Plan is eligible to participate in this Plan.

1.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.15 "Fiduciary" means any person who (a) exercises any discretionary authority or control as to management of the Plan or exercises any authority or control respecting management or disposition of its assets,
        (b) renders investment advise for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or
        (c) has any discretionary authority or responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representatives, and the Administrator.

1.16 "Forfeiture Break in Service" means a Participant's incurring five (5) consecutive Breaks in Service.

1.17 "Highly Compensated Employee" means an Employee who, during the Plan Year or during the preceding 12 month period:

        (a) is a more than 5% owner of the Employer (applying the constructive ownership rules of Code section 318, and applying the principles of Code section 318, for an unincorporated entity);

        (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

        (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year);

        (d) has Compensation in excess of 50% of the dollar amount prescribed in Code section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

     If the Employee satisfies the definition in clause (b), (c), or (d) in the Plan Year but not during the preceding 12 month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause
     (d) for the relevant year, the Plan Administrator will treat the highest paid officer as satisfying clause (d) for that year.

     For purposes of this Section 1.17, "Compensation" means Compensation as defined in Section 1.08 except that bonuses, reimbursements or other expense allowances, fringe benefits (cash and noncash) and moving expenses will be included as Compensation. The Plan Administrator must make the determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer. For purposes of applying any nondiscrimination test required under the Plan or under the Code, in a manner consistent with applicable Treasury regulations, the Plan Administrator will not treat as a separate Employee a family member (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) of a Highly Compensated Employee described in clause (a) of this Section, or a family member of one of the ten Highly Compensated Employees with the greatest Compensation for the Plan Year, but will treat the Highly Compensated Employee and all such family members as a single Highly Compensated Employee. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation.

     The term "Highly Compensated Employee" also includes any former Employee who separated from Service (or has a deemed Separation from Service, as determined under Treasury regulations) prior to the Plan Year, performs no Service for the Employer during the Plan Year, and was a Highly Compensated Employee either for the separation year or any Plan Year ending on or after his 55th birthday. If the former Employee's Separation from Service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he satisfied clause (a) of this Section 1.17 or received Compensation in excess of $50,000 during: (1) the year of his Separation from Service (or the prior year); or (2) any year ending after his 54th birthday.

1.18 "Hour of Service" means:

     (a) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties. The Plan Administrator credits Hours of Service under this sub-Section (a) to the Employee for the computation period in which the Employee performs the duties, irrespective of when paid;

     (b) Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator credits Hours of Service under this sub-Section (b) to the Employee for the computation period(s) to which the award or the agreement pertains rather than for the computation period in which the award, agreement or payment is made; and

     (c) Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a computation period, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty.

     The Plan Administrator will not credit an Hour of Service under more than one (1) of the above sub-Sections. A computation period for purposes of this Section 1.18 is the Plan Year, year of Service period, Break in Service period or other period, as determined under the Plan provision for which the Plan Administrator is measuring an Employee's Hours of Service. The Plan Administrator will resolve any ambiguity with respect to the crediting of an Hour of Service in favor of the Employee.

1.19 "Leased Employee". The Plan treats a Leased Employee as an Employee of the Employer. A Leased Employee is an individual (who otherwise is not an employee of the Employer) who, pursuant to a leasing agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and any persons related to the Employer within the meaning of Code section 144(a)(3)) on a substantially full time basis for at least one year and who performs services historically performed by employees in the Employer's business field. If a Leased Employee is treated as an Employee by reason of this Section 1.19 of the Plan, "Compensation" includes compensation from the leasing organization which is attributable to services performed for the Employer.

     Safe harbor plan exception. The Plan does not treat a Leased Employee as an Employee if the leasing organization covers the employee in a safe harbor plan and, prior to application of this safe harbor plan exception, 20% or less of the Employer's Employees (other than Highly Compensated Employees are Leased Employees. A safe harbor plan is a money purchase pension plan providing immediate participation, full and immediate vesting, and a nonintegrated contribution formula equal to at least 10% of the employee's compensation without regard to employment by the leasing organization on a specified date. The safe harbor plan must determine the 10% contribution on the basis of compensation as defined in Code section 415(c)(3) plus elective contributions (as defined in Section 1.08).

     Other requirements. The Plan Administrator must apply this Section 1.19 in a manner consistent with Code sections 414(n) and 414(o) and the regulations issued under those Code sections.

1.20 "Normal Retirement Age" means attainment of age sixty-five (65) years.

1.21 "Normal Retirement Date" means the Accounting Date coincident with or next following the Participant's Separation from Service with the Employer after attainment of Normal Retirement Age. For a Participant separating from Service with the Employer prior to his attainment of Normal Retirement Age, "Normal Retirement Date" means the first Accounting Date coincident with or next following his attainment of Normal Retirement Age.

1.22 "Participant" means an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant will remain a Participant under the Plan until the Trustee has fully distributed his Vested Accrued Benefit to him.

1.23 "Plan" means the retirement plan, formerly known as the Southwest Bank of Texas National Association Savings Plan, established by the Employer and continued in the form of this Agreement, designated as the Southwest Bank of Texas 401(k) Savings Plan.

1.24 "Plan Administrator" means the Employer unless the Employer designates another person to hold the position of Plan Administrator. In addition to other duties, the Plan Administrator has full responsibility for compliance with the reporting and disclosure rules under ERISA as respects this Agreement.

1.25 "Plan Entry Date" means the restated Effective Date and every January 1, April 1, July 1, and October 1 after the restated Effective Date.

1.26 "Plan Year" means the calendar year.

1.27 "Retirement" means a Participant's Separation from Service after attaining Normal Retirement Age.

1.28 "Separation from Service" means the date the Employee no longer has an employment relationship with the Employer maintaining this Plan. The employment relationship is terminated on the earliest of the date the Employee quits, retires, is discharged or dies, or the first anniversary of the first date of a period during which an Employee is absent from service for any other reason.

1.29 "Trust" means the separate Trust created under the Plan.

1.30 "Trust Fund" means all property of every kind held or acquired by the Trustee under this Agreement.

1.31 "Trustee" means David Farries, Sharon K. Sokol, Paul Murphy and Kim Zabin, or any successor in office who in writing accepts the position of Trustee.

1.32 "Vested" means the extent to which a Participant's Accrued Benefit is nonforfeitable. Other forms of the word "Vest" will have the meaning that the suffix would normally connote, given the meaning of Vesting.

                                  ARTICLE II
                             EMPLOYEE PARTICIPANTS

2.01 ELIGIBILITY. Each Employee, except those Employees who are hourly paid, becomes a Participant in the Plan on the first day of the quarter coinciding with or next following the later of the date on which he completes one Year of Service or attains age eighteen (18). Each Employee who was a Participant in the Plan on the day before the Effective Date of this restated Plan continues as a Participant in the Plan.

2.02 YEAR OF SERVICE - ELIGIBILITY/PARTICIPATION. "Year of Service" for Eligibility and Participation purposes means an Employee shall be credited with a Year of Service in any Computation Period that he completes 1,000 Hours of Service, unless such Service can be disregarded under the Break in Service rules. "Computation Period" shall be measured on the twelve consecutive month period beginning with the Employee's Employment Commencement Date and each anniversary thereof.

2.03 BREAK IN SERVICE - ELIGIBILITY/PARTICIPATION.  For purposes of
     Eligibility and Participation in the Plan, a Break in Service occurs after a twelve consecutive month period which begins on a Participant's Separation from Service and ends on the earlier of: the date which is twelve months later or the date a Participant is reemployed.

2.04 PARTICIPATION UPON REEMPLOYMENT. A Participant whose employment with the Employer terminates will reenter the Plan as a Participant on the date of his reemployment. An Employee who satisfies the Plan's eligibility conditions but who terminates employment with the Employer prior to becoming a Participant will become a Participant in the Plan on the later of the Plan Entry Date on which he would have entered the Plan had he not terminated employment or the date of his reemployment. Any employee who terminates employment prior to satisfying the Plan's eligibility conditions becomes a Participant in accordance with the provisions of Section 2.01.

2.05 OMISSION OF ELIGIBLE EMPLOYEE. If, in any Plan year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

2.06 INCLUSION OF INELIGIBLE EMPLOYEE. If, in any Plan year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the Plan Year in which the discovery is made.

                                  ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

PART 1. AMOUNT OF EMPLOYER CONTRIBUTIONS AND PLAN ALLOCATIONS: SECTIONS 3.01 THROUGH 3.11

3.01 AMOUNT. For each Plan Year, the Employer will contribute to the Trust the following amounts:

        (a) DEFERRAL CONTRIBUTIONS. "Deferral Contributions" means the amount by which each Participant has elected to reduce his Compensation for the Plan Year under his salary reduction agreement on file with the Plan Administrator.

        (b) EMPLOYER MATCHING CONTRIBUTIONS. "Employer Matching Contributions" means an amount equal to a percentage the Employer from time to time may deem advisable of each Participant's "eligible contributions", but only to the extent the Participant's eligible contributions do not exceed 6% of the Participant's Compensation for the Plan Year. For purposes of this Section 3.01, "eligible contributions" means the Deferral Contributions allocated to the Participant for that Plan Year. Deferral Contributions that are excess deferrals under
            Article III are not included as "eligible contributions". For this purpose: (a) excess deferrals relate first to Deferral Contributions for the Plan Year not otherwise eligible for a Matching Contribution; and (2) if the Plan Year is not a calendar year, the excess deferrals for a Plan Year are the last deferrals made for a calendar year. The Employer may designate all or a portion of its Employer Matching Contributions as Qualified Matching Contributions.

        (c) DISCRETIONARY CONTRIBUTIONS. "Discretionary Contributions" means the additional amount the Employer may from time to time deem advisable. The Employer, in its sole discretion, may designate all or any portion of its Discretionary Contribution as a Qualified Nonelective Contribution at the time it makes the contribution.

     The Employer may make its contribution under the Plan, irrespective of whether it has net profits. Although, the Employer may contribute to this Plan irrespective of whether it has net profits, the Employer intends this Plan to be a profit sharing plan for all purposes under the Code. The Employer will not make a contribution to the Trust for any Plan Year to the extent the contribution would exceed the Participants' "Maximum Permissible Amount" under Section 3.13.

     The Trustee, upon written request from the Employer, must return to the Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed as a deduction under Code section 404. The Trustee will not return any portion of the Employer's contribution under the provisions of this paragraph more than one (1) year after the Employer made the contribution by mistake of fact; or the disallowance of the contribution as a deduction, and then, only to the extent of such disallowance.

     The Trustee will not increase the amount of the Employer contribution returnable under this Section 3.01 for any earnings attributable to the contribution, but the Trustee will decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.

3.02 SALARY REDUCTION.  The Employer contribution described in section
     3.01(a) is an elective deferral (i.e. "401(k)") arrangement. An Employee who is eligible to participate in the 401(k) Plan may file a salary reduction agreement with the Plan Administrator. A salary reduction agreement executed by such Employee may not be effective earlier than its execution date, and in no event earlier than the Employee's Plan Entry Date (or in the case of a reemployed Employee, his reparticipation date under Article II). A salary reduction agreement must specify the percentage of Compensation the eligible Employee wishes to defer to the Plan. The salary reduction agreement will apply only to Compensation (including increases in Compensation) which would otherwise become currently available to the Employee after the effective date of the salary reduction agreement.

     If the salary reduction agreement specifies the reduction amount as a percentage of Compensation, the percentage may not be less than one percent (1%) of Compensation. An Employee's Deferral Contributions for a Plan Year, subject to the deferral limitations in Section 3.03, may not exceed fifteen percent (15%) of his Compensation for each pay period. An Employee may modify his salary reduction agreement, either to reduce or to increase the amount of Deferral Contributions, as of any January 1, April 1, July 1 or October 1. The Employee will make this modification by filing a new salary reduction agreement with the Plan Administrator as soon as administratively practicable prior to the January 1, April 1, July 1 or October 1 for which the modification is to be first effective. An Employee may suspend his salary reduction agreement at any time. An Employee who suspends his salary reduction agreement may file a new salary reduction agreement effective as of any subsequent calendar quarter following six calendar months from the effective date the suspension of salary reduction agreement.

3.03 SPECIAL RULES FOR DEFERRAL CONTRIBUTIONS.

     ANNUAL ELECTIVE DEFERRAL LIMITATION. A Participant's elective deferrals for a calendar year may not exceed the limitation on elective deferrals determined under section 402(g) of the Code. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the secretary of the Treasury. If the Employer determines the Participant's elective deferrals for a calendar year would exceed the limitation on elective deferrals under section 402(g) of the Code for the calendar year, the Employer will not make any additional Deferral Contributions with respect to that Participant for the remainder of that calendar year, paying in cash to the Participant any amounts which would cause the Deferral Contributions to exceed the limitation on elective deferrals under section 402(g) of the Code. If, after the close of a calendar year, the Plan Administrator determines a Participant's Deferral Contributions exceed the limitation on elective deferrals under section 402(g) of the Code, the Plan Administrator will distribute the amount in excess of the limitation (the "excess deferral"), as adjusted for allocable income or loss, no later than April 15 of the following calendar year. If the Plan Administrator distributes the excess deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code.

     If a Participant participates in another Plan under which he makes elective deferrals pursuant to a Code section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or salary reduction contributions to a tax sheltered annuity, irrespective of whether the Employer maintains the other plan, the Participant may provide the Plan Administrator a written claim for excess deferrals made for a calendar year. The Participant must submit the claim no later than the March 1 following the close of the particular calendar year and the claim will specify the amount of the Participant's Deferral Contributions under this Plan which are excess deferrals. If the Plan Administrator receives a timely claim, it will distribute to the Participant the excess deferral, as adjusted for allocable income or loss, which the Employee has assigned to this Plan in accordance with the distribution procedure described in the immediately preceding paragraph.

     ALLOCABLE INCOME. For purposes of making a distribution of excess deferrals pursuant to this Section 3.03, allocable income means net income or net loss allocable to the excess deferrals for the calendar year in which the Employee made the excess deferral and for the "gap period" measured from the beginning of the next calendar year to the date of distribution. If the distribution of excess deferrals occurs during the calendar year in which the Employee made the excess deferral, the Plan Administrator will treat as a "gap period" the period from he first day of that calendar year to the date of distribution. The Plan Administrator will determine the allocable income in the same manner as described in
     Section 3.04 for excess contributions, except the numerator of the allocation fraction will be the amount of the Employee's excess deferrals and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to his elective deferrals.

3.04 ACTUAL DEFERRAL PERCENTAGE ("ADP") TEST. For each Plan Year, the 401(k) arrangement must satisfy one of the following actual deferral percentage ("ADP") tests:

     (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group; or

     (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group by more than two (2) percentage points (or the lesser percentage permitted by the multiple use limitation in Section 3.11) and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group .

     Unless otherwise specified, for purposes of applying Section 3.01, the ADP and ACP tests, the following definitions apply:

     (a) "Compensation" means Compensation as defined in Section 1.08 for applying Section 3.01 and as defined in section 1.17 for purposes of applying the ADP and

     ACP tests. The Employer may elect to define Compensation to include or exclude elective deferrals under a Code section 401(k) arrangement or under a Simplified Employee Pension maintained by the Employee, and Compensation paid by the Employer which is not currently includible in gross income pursuant to Code sections 125 or 403(b). The Employer's election must be consistent and uniform with respect to all Employees and all plans of the Employer for any particular Plan Year. The Employer may change the election provided the change does not result in discrimination in favor of the Highly Compensated Employees. The Plan Administrator will disregard an Eligible Employee's Compensation in excess of $200,000 (or the adjusted limitation prescribed by the Secretary of the Treasury). The $200,000 (or adjusted) limitation on Compensation will apply to the combined Compensation of any family members aggregated under Section 1.17 who are spouses and any aggregated lineal descendants who are under the age of 19.

(b) "Deferral Contributions" means the sum of the Deferral Contributions the Employer contributes on the Eligible Employee's behalf for the Plan Year, pursuant to section 3.01. "Elective Deferrals" are the Deferral Contributions the Employer contributes to the Trust at the election of an Eligible Employee. If the Code Section 401(k) arrangement includes a cash or deferred feature, any portion of a cash or deferred contribution contributed to the Trust because of the Employee's failure to make a cash election is an Elective Deferral, but any portion of a cash or deferred contribution over which the Employee does not have a election is not an Elective Deferral. Elective Deferrals do not include amounts designated as nondeductible employee contributions at the time of deferral or contribution.

(c) "Distribution Restrictions" means a Plan will not permit distribution of the Accrued Benefit attributable to the specified contribution (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment or attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code
     Section 401(k) and the applicable Treasury regulations, (3) Plan termination, without establishment of a successor Defined Contribution Plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code section 409(d)(2)) used in a trade or business, but only to an Employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code section 409(d)(3), but only to an Employee who continues employment with the subsidiary. For Plan Years beginning after December 31, 1988, a distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals credited as of a date later than December 31, 1988, and may not include Qualified Matching Contributions and Qualified Nonelective Contributions, nor any earnings on such contributions, credited after 1988. A distribution described in clauses (3), (4) and (5), if made, after March 31, 1988, must be in a lump sum distribution, as required under Code
     Section 401(k)(10).

(d) "Eligible Employee" means (1) for purposes of the ADP test, a Participant on whose behalf the Employer makes Deferral Contributions (as described in Section 3.01) or who is eligible to elect Deferral Contributions for the Plan Year, irrespective of whether the Employer actually makes Deferral Contributions on behalf of the Participant and (2) for purposes of the ACP test, a Participant who is eligible to receive an allocation of Employer Matching Contributions (as described in Section 3.01) or would be eligible if he made the type of contributions necessary to receive an allocation of Matching Contributions. The Plan Administrator treats a Participant as an Eligible Employee irrespective of whether the Participant is employed by the Employer on the last day of the Plan Year.

(e) "Employer Matching Contributions" are contributions made by the Employer on account of elective deferrals under a Code section 401(k) arrangement. "Qualified Matching Contributions" are Employer Matching Contributions which are one hundred percent (100%) Vested at all times and which are subject to the Distribution restrictions described in paragraph
     (c).

(f) "Employer Nonelective Contributions" are contributions made by the Employer which are not subject to a deferral election by the Employee and which are not matching contributions. "Qualified Nonelective Contributions" are Employer Nonelective Contributions which are one hundred percent (100%) Vested at all times and which are subject to the Distribution Restrictions described in paragraph (c).

(g) "Highly Compensated Group" means the eligible Employees who are Highly Compensated Employees for the Plan Year.

(h) "Nonhighly Compensated Group" means the Eligible Employees who are not Highly Compensated Employees and are not family members treated as Highly Compensated Employee under Section 1.17.

     CALCULATION OF ADP. The "average ADP" for a group is the average of the separate ADP's calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of (1) the sum of Deferral Contributions allocated to the Eligible Employee for the Plan Year, to (2) his Compensation for the Plan Year. For aggregated family members treated as a single Eligible Employee under Section 1.17, the ADP of the family unit is the ADP determined by combining the Deferral Contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the limitation on elective deferrals under section 402(g) of the Code.

     The Plan Administrator may determine (in a manner consistent with Treasury regulation) the ADP's of the Eligible Employees by taking into account Qualified Nonelective Contributions or Qualified Matching Contribution, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Plan Administrator may not include Qualified Nonelective Contributions in the ADP test unless the allocation of Employer Nonelective Contributions is nondiscriminatory when the Plan Administrator takes into account all Nonelective Contributions (including Qualified Nonelective Contributions) and also when the Plan

     Administrator takes into account only those Qualified Nonelective Contributions not used in the ADP test or the ACP Test described in Section
     3.05. For Plan Years beginning after December 31, 1989, the Plan Administrator may not include in the ADP test any Qualified Nonelective Contributions or Qualified Matching Contributions under another qualified plan unless that plan has the same plan year as this Plan. The Plan Administrator must maintain records to demonstrate compliance with the ADP test, including the extent to which the Plan used Qualified Nonelective Contributions or Qualified Matching Contributions to satisfy the test.

     SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP for any Highly Compensated Employee, the Deferral Contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code section 401(k) arrangement maintained by the Employer, unless the deferrals are to an ESOP. If the Plans containing the Code 401(k) arrangements have different Plan Years, the Plan Administrator will determine the combined deferral contributions on the basis of the Plan Years ending in the same calendar year.

     AGGREGATION OF CERTAIN CODE 401(K) ARRANGEMENTS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the Code Section 401(k) arrangements under such Plans to determine whether either Plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Plan Administrator also may elect to aggregate the Code Section 401(k) arrangements under Plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of Code Section 401(k) arrangements under this paragraph does not apply to Plans which have different Plan Years, and for Plan Years beginning after December 31, 1988, the Plan Administrator may not aggregate an ESOP (or the ESOP portion of a Plan) with a non-ESOP Plan (or non-ESOP portion of Plan).

     CHARACTERIZATION OF EXCESS CONTRIBUTIONS. If, pursuant to this Section 3.04, the Plan Administrator has elected to include Qualified Matching Contributions in the average ADP, the Plan Administrator will treat excess contributions as attributable proportionately to Deferral Contributions and to Qualified Matching Contributions allocated on the basis of those Deferral Contributions. If the total amount of a Highly Compensation Employee's excess contributions for the Plan Year exceeds his Deferral Contributions or Qualified Matching Contributions for the Plan Year, the Plan Administrator will treat the remaining portion of his excess contributions as attributable to Qualified Nonelective Contributions. The Plan Administrator will reduce the amount of excess contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as defined in Section 3.30), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

     DISTRIBUTION OF EXCESS CONTRIBUTIONS. If the Plan Administrator determines the Plan fails to satisfy the ADP test for a Plan Year, it will distribute the excess contributions as adjusted for allocable income or loss, no later than the last day of the succeeding Plan Year.

     However, the Employer will incur an excise tax equal to ten percent (10%) of the amount of excess contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees by 2 1/2 months following the close of that Plan Year. The excess contributions are the amount of Deferral Contributions and Qualified Nonelective Contributions allocated to Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test. The Plan Administrator will distribute to each Highly Compensated Employee his respective share of the excess contributions. The Plan Administrator will determine the respective shares of excess contributions. The Plan Administrator will determine the respective shares of excess contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP to the next highest ADP, then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Plan Administrator already has reduced), and continuing in this matter until the average ADP for the Highly Compensated Group satisfies the ADP test. If the Highly Compensated Employee is a part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess contributions assigned to the family unit.

     ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this section 3.04, the Plan Administrator must calculate the allocable income for the Plan Year in which the excess contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. To calculate allocable income for the Plan year, the Plan
     Administrator: (1) first will determine the net income or net loss for the Plan year on the Highly Compensated Employee's Accrued Benefit attributable to Deferral Contributions; and (2) then will multiply this net income or net loss by the following fraction:

        Amount of the Highly Compensated Employee's Excess Contribution
             Accrued Benefit Attributable to Deferral Contributions

     The Accrued Benefit attributable to Deferral Contributions includes the Accrued Benefit attributable to Qualified Matching Contributions and Qualified Nonelective Contributions taken into account in the ADP test for the Plan Year or for any prior Plan year. For purposes of the denominator of the fraction, the Plan Administrator will calculate the Accrued Benefit attributable to Deferral Contributions as of the last day of the Plan Year (without regard to the net income or net loss for the Plan year on that Accrued Benefit).

     To calculate allocable income for the "gap period," the Plan Administrator will perform the same calculation as described in the preceding paragraph, except in clause (1) the Plan Administrator will determine, as of the last day of the month preceding the date of distribution, the net income or net loss for the "gap period" and in clause (2) will calculate the Accrued Benefit attributable to Deferral Contributions as of the day before the distribution. If the Plan does not perform a valuation on the last day of the month preceding the date of distribution, the Plan Administrator, in lieu of the calculation described in this paragraph, will calculate allocable income for each month in the "gap period" as equal to 10% of the allocable income for the Plan Year. Under this alternate calculation, the Plan

     Administrator will disregard for the month in which the distribution occurs, if the Plan makes the distribution no later than the 15th day of that month.

3.05 NONDISCRIMINATION RULES FOR EMPLOYER MATCHING CONTRIBUTIONS/EMPLOYEE CONTRIBUTIONS. For Plan Years beginning after December 31, 1986, the Plan Administrator must determine whether the annual Employer Matching Contributions (other than Qualified Matching Contributions used in the ADP under Section 3.04), if any, and the Employee contributions, if any, satisfy one of the following average contribution percentage ("ACP") tests:

     (i) The ACP for the Highly Compensated Group does not exceed 1.25 times the ACP of the Nonhighly Compensated Group; or

     (ii) The ACP for the Highly Compensated Group does not exceed the ACP for the Nonhighly Compensated Group by more than two percentage points (or the lesser percentage permitted by the multiple use limitation in
          Section 3.06) and the ACP of the Highly Compensated Group is not more than twice the ACP for the Nonhighly Compensated Group.

     CALCULATION OF ACP. The average contribution percentage for a group is the average of the separate contribution percentages calculated for each Eligible Employee who is a member of that group. An Eligible Employee's contribution percentage for a Plan Year is the ratio of the Eligible Employee's aggregate contributions for the Plan Year to the Employee's Compensation for the Plan Year. "Aggregate contributions" are Employer matching contributions (other than Qualified Matching Contributions used in the ADP test under Section 3.04) and employee after tax contributions, if any. For aggregated family members treated as a single Highly Compensated Employee, the contribution percentage of the family unit is the contribution percentage determined by combining the aggregate contributions and Compensation of all aggregated family members.

     The Plan Administrator, in a manner consistent with Treasury regulations, may determine the contribution percentages of the Eligible Employees by taking into account Qualified Nonelective Contributions (other than Qualified Nonelective Contributions used in the ADP test under Section 3.04) or elective deferrals, or both, made to this Plan or to any other qualified Plan maintained by the Employer. The Plan Administrator may not include qualified nonelective contributions in the ACP test unless the allocation of nonelective contributions is nondiscriminatory when Plan Administrator takes into account all nonelective contributions (including the qualified nonelective contributions) and also when the Plan Administrator takes into account only the nonelective contributions not used in either the ADP test described in Section 3.04) or the ACP test described in this Section 3.05). The Plan Administrator may not include Elective Deferrals in the ACP test, unless the Plan which includes the Elective Deferrals satisfies the ADP test both with and without the Elective Deferrals included in this ACP test. For Plan Years beginning after December 31, 1989, the Plan Administrator may not include in the ACP test any Qualified Nonelective Contributions or Elective Deferrals under another qualified plan unless that plan has the same plan year as this Plan. The Plan Administrator must maintain records to demonstrate compliance with ACP test, including the extent to which the Plan used Qualified Nonelective Contributions or Elective Deferrals to satisfy the test.

     SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the contribution percentage of any Highly Compensated Employee, the aggregate contributions taken into account must include any Matching Contributions (other than Qualified Matching Contributions used in the ADP test) and any Employee contributions made on his behalf to any other plan maintained by the Employer, unless the other plan is an ESOP. If the plans have different plan years, the Plan Administrator will determine the combined aggregate contributions on the basis of the plan years ending in the same calendar year.

     AGGREGATION OF CERTAIN PLANS. If the Employer treats two plans as a unit for coverage or nondiscrimination purposes, the Employer must combine the plans to determine whether either plan satisfies the ACP test. This aggregation rule applies to the contribution percentage determination for all Eligible Employees irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. The Plan Administrator also may elect to aggregate plans which the Employer does not treat as a unit for coverage or nondiscrimination purposes. For Plan Years beginning after December 31, 1989, an aggregation of plans under this paragraph does not apply to plans which have different plan years and, for Plan Years beginning after December 31, 1988, the Plan Administrator may not aggregate an ESOP (or the ESOP portion of a plan) with a non ESOP plan (or non ESOP portion of a plan).

     DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. The Plan Administrator will determine excess aggregate contributions after determining excess deferrals under Section 3.03 and excess contributions under Section 3.04. If the Plan Administrator determines the Plan fails to satisfy the ACP test for a Plan Year, it must distribute the excess aggregate contributions, as adjusted for allocable income, during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of excess aggregate contributions for a Plan year not distributed to the appropriate Highly Compensated Employees during the first 2-1/2 months of that next Plan Year. The excess aggregation contributions are the amount of the aggregate contributions allocated on behalf of the Highly Compensated employees which causes the Plan to fail to satisfy the ACP test. The Plan Administrator will distribute to each Highly Compensated Employee his respective share of the excess aggregate contributions. The Plan Administrator will determine the respective shares of excess aggregate contributions by starting with the Highly Compensated Employee(s) who has the greatest contribution percentage, reducing his contribution percentage to the next highest contribution percentage then, if necessary, reducing the contribution percentage of the Highly Compensated Employee(s) at the next highest contribution percentage (including the contribution percentage of the Highly Compensated Employee(s) whose contribution percentage the Plan Administrator already has reduce), and continuing in this manner until the ACP for the Highly Compensated Group satisfies the ACP test. If the Highly Compensated Employee is part of an aggregated family group, the Plan Administrator, in accordance with the applicable Treasury regulations, will determine each aggregated family member's allocable share of the excess aggregate contributions assigned to the family unit.

     ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section 3.05, the Plan Administrator must calculate the allocable income for the Plan Year in which the excess aggregate contributions arose and for the "gap period" measured from the beginning of the next Plan Year to the date of the distribution. "Allocable income" means net income or net loss. The Plan Administrator will determine allocable income in the same manner as described in Section 3.04 for excess contributions, except the numerator of the allocation fraction will be the Highly Compensated Employee's excess aggregate contributions and the denominator of the allocation fraction will be the Employee's Accrued Benefit attributable to aggregate contributions and, if applicable, to qualified nonelective contributions and elective deferral included in the ACP test for the Plan Year or for any prior Plan Year.

     CHARACTERIZATION OF EXCESS AGGREGATE CONTRIBUTIONS. The Plan Administrator will treat a Highly Compensation Employee's allocable share of excess aggregate contributions in the following priority: (1) first as attributable to his Employee contributions which are voluntary contributions, if any; (2) then as matching contributions allocable with respect to excess contributions determined under the ADP test described in
     Section 3.04; (3) then on a pro rata basis to matching contributions and to the deferral contributions relating to those matching contributions which the Plan Administrator has included in the ACP test; (4) then on a pro rata basis to Employee contributions which are mandatory contributions, if any, and to the matching contributions allocated on the basis of those mandatory contributions; and (5) last to qualified nonelective contributions used in the ACP test. To the extent the Highly Compensated Employee's excess aggregate contributions are attributable to matching contributions, and he is not 100% vested in his Accrued Benefit attributable to matching contributions, the Plan Administrator will distribute on the vested portion and forfeit the nonvested portion. The vested portion of the Highly Compensated Employee's excess aggregate contributions attributable to Employer matching contributions is the total amount of such excess aggregate contributions (as adjusted for allocable income) multiplied by his vested percentage (determined as of the last day of the Plan Year for which the Employer made the matching contribution). The Plan will allocate forfeited excess aggregate contributions to reduce Employer matching contributions for the Plan Year following the Plan Year for which the Employer made the matching contributions.

3.06 MULTIPLE USE LIMITATION. For Plan Years beginning after December 31, 1988, if at least one Highly Compensated Employee is includible in the ADP test under Section 3.04 and in the ACP test under Section 3.05, the sum of the Highly Compensated Group's ADP and ACP may not exceed the multiple use limitation.

     The multiple use limitation is the sum of (i) and (ii):

     (i) 125% of the greater of: (a) the ADP of the Nonhighly Compensated Group under the Code section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code section 401(k) arrangement.

     (ii) 2% plus the lesser of (i)(a) or (i)(b), but no more than twice the lesser of (i)(a) or (i)(b).

     The Plan Administrator, in lieu of determining the multiple use limitation as the sum of (i) and (ii), may elect to determine the multiple use limitation as the sum of (iii) and (iv).

     (iii) 125% of the lesser of: (a) the ADP of the Nonhighly Compensated Group under the Code Section 401(k) arrangement; or (b) the ACP of the Nonhighly Compensated Group for the Plan Year beginning with or within the Plan Year of the Code Section 401(k) arrangement.

     (iv) 2% plus the greater of (iii)(a) or (iii)(b), but no more than twice the greater of (iii)(a) or (iii)(b).

     The Plan Administrator will determine whether the Plan satisfies the multiple use limitation after applying the ADP test under Section 3.04 and ACP test under Section 3.05 and after making any corrective distributions required by those Sections. If, after applying this Section 3.06, the Plan Administrator determines the Plan has failed to satisfy the multiple use limitation, the Plan Administrator will correct the failure by treating the excess amount as excess aggregate contributions under Section 3.05. The multiple use does not apply unless, prior to its application, the ADP and the ACP of the Highly Compensated Employee Group each exceeds 125% of the respective percentages for the Nonhighly Compensated Group.

3.07 DETERMINATION OF CONTRIBUTION. The Employer, from its records, determines the amount of any contributions to be made by it to the Trust under the terms of the Plan.

3.08 TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one (1) or more installments without interest. The Employer must make its contribution to the Treasury within the time prescribed by the Code or applicable Treasury regulations. Deferral Contributions are Employer contributions for all purposes under this Plan, except to the extent the Code or Treasury regulations prohibit the use of these contributions to satisfy the qualification requirements of the Code.

3.09 CONTRIBUTION ALLOCATION.

     (a) METHOD OF ALLOCATION. To make allocations under the Plan, the Plan Administrator shall establish a Deferral Contributions Account, a Qualified Matching Contributions Account, a Regular Matching Contributions Account, a Qualified Nonelective Contributions Account and an Employer Discretionary Contributions Account. The Plan Administrator will allocate and credit each annual Employer contribution to the Treasury as follows:

          (1) DEFERRAL CONTRIBUTIONS. The Plan Administrator shall allocate to each Participant's Deferral Contributions Account the Deferral Contributions the

               Employer makes to the Treasury on behalf of the Participant for the Plan Year.

          (2) MATCHING CONTRIBUTIONS. The Plan Administrator shall allocate the Matching Contributions and, to the extent the Employer makes Qualified Matching Contributions, the Qualified Matching Contributions to the Matching Contributions Account and the Qualified Matching Contributions Account, respectively, of each Participant who satisfies the accrual requirements of Section
               3.11. The allocation of Matching Contributions and Qualified Matching Contributions is in the same proportion that each Participant's eligible contributions (as defined in Section 3.01) bears to the total eligible contributions of all Participants, taking into account only the eligible contributions subject to the matching contribution formula.

               SPECIAL ALLOCATION PROVISIONS FOR EMPLOYER MATCHING CONTRIBUTION ACCOUNT AND QUALIFIED MATCHING CONTRIBUTIONS ACCOUNT. As of January 1, 1994, the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account will be primarily invested in Employer securities. To accomplish this, on September 30 of each year, the Plan Administrator will initiate an annual Employer stock purchase using funds in the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account. The number of Employer securities actually allocated to each Participant is dependent upon the fair market value of the Employer securities as of each September 30. The fair market value of Employer securities shall be determined annually by an independent third-party appraiser. Contributions allocated to the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account prior to the annual Employer stock purchase shall be temporarily invested in a money market type investment.

          (3) QUALIFIED NONELECTIVE CONTRIBUTIONS. Subject to the conditions of Section 3.11, the Plan Administrator shall allocate and credit the Discretionary Contribution, if any, the Employer designates as a Qualified Nonelective Contribution, to the Qualified Nonelective Contributions Account of each Participant in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

               The Plan Administrator may include a Qualified Nonelective Contribution in the ADP test described in Section 3.03 to the extent necessary to satisfy the test. For purposes of allocating the Qualified Nonelective Contribution, the term "Participant" means Participants who are Nonhighly Compensated Employees who satisfy the conditions of Section 3.11.

          (4) DISCRETIONARY CONTRIBUTIONS. Subject to Sections 3.09(b), 3.11 and 3.12 and any restoration allocation required under Section
               5.03 and Section 9.14,
               the Plan Administrator shall allocate the Employer's Discretionary Contributions, if any, which the Employer does not designate as a Qualified Nonelective Contribution, to the Discretionary Contributions Account of each Participant in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Plan Year for the Plan Year.

     (b)  TOP HEAVY MINIMUM ALLOCATION.

          (1)  MINIMUM ALLOCATION.  If the Plan is top heavy in any Plan Year:

               (i) Each Non-key Employee (as defined in Section 1.09) who is a Participant and is employed by the Employer on the last day of the Plan Year will receive a top heavy minimum allocation for that Plan Year.

               (ii) The top heavy minimum allocation is the lesser of 3% of the
                    Non-key Employee's Compensation for the Plan Year or the highest contribution rate for the Plan Year made on behalf of any Key Employee (as defined in Section 1.09). However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the antidiscrimination rules of Code section 401(a)(4) or the coverage rules of Code section 410 (or another plan benefiting the Key Employee so depends on such defined benefit plan), the top heavy minimum allocation is 3% of the Non-key Employee's Compensation regardless of the contribution rate for the Key Employees.

          (2) SPECIAL DEFINITIONS. For purposes of this Section 3.09(b), the term "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under a 401(k) arrangement or because of his failure to make mandatory employee contributions. For purposes of clause (b), "Compensation" means Compensation as defined in Section 1.08, disregarding elective contributions and disregarding the requirements of Section 3.11.

          (3) DETERMINING CONTRIBUTION RATES. For purposes of this Section 3.09(b), a Participant's contribution rate is the sum of Employer contributions (not including Employer contributions to Social Security) and forfeitures allocated to the Participant's Account for the Plan Year divided by his Compensation for the entire Plan Year. However, for purposes of satisfying a Participant's top heavy minimum in Plan Years beginning after December 31, 1988, a Participant's contribution rate does not include any elective contributions under a Code section 401(k) arrangement nor any Qualified Matching Contributions subject to the nondiscrimination requirements of Code section 401(k) or of Code section 401(m).
               To determine a Participant's
               contribution rate, the Plan Administrator must treat all qualified top heavy defined contribution plans maintained by the Employer as a single plan.

          (4) NO ALLOCATION. If, for a Plan Year there are no allocations of Employer contributions for any Key Employee, the Plan does not require any top heavy minimum allocation for the Plan Year, unless a top heavy minimum allocation applies because of the maintenance by the Employer of more than one plan.

          (5) METHOD OF COMPLIANCE. The Plan will satisfy the top heavy minimum allocation in accordance with this Section 3.09(b)(5). The Plan Administrator first will allocate the Employer contribution (and Participant forfeitures, if any) for the Plan Year in accordance with the allocation formula under Section 3.09(a). The Employer then will contribute an additional amount for the Account of any Participant who is entitled under this
               Section 3.09(b) to a top heavy minimum allocation and whose contribution rate for the Plan Year is less than the top heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

3.10 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Section 5.03 or 9.14, the Plan Administrator may apply any amount of a Participant's Accrued Benefit forfeited under the Plan to pay expenses under the Plan that would otherwise be paid by the Employer. Forfeitures not used to pay expenses shall be allocated under the Plan to all Participants in the Plan at the Accounting Date. The allocation to Participants for all contributions other than Employer Matching Contributions shall be made to the Participants Account in the same proportion that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participant's Compensation for such Plan Year. The allocation to Participants of Employer Matching contributions shall be made to the Participants Account in proportion to each Participant's Compensation for the Plan Year. The allocation to Participants of Employer Matching contributions shall be made to the Participants Account in proportion to each Participant's Compensation for the Plan Year. The Plan Administrator will continue to hold the undistributed, nonvested portion of a terminated Participant's Accrued Benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 5.07. Except as provided under Section 5.03, a Participant will not share in the allocation of a forfeiture of any portion of his Accrued Benefit.

3.11 ACCRUAL OF BENEFIT. The Plan Administrator will determine the Employer Contributions on the basis of the Plan Year.

     (a) COMPENSATION TAKEN INTO ACCOUNT. In allocating any Employer contribution designated as Qualified Matching Contribution, Qualified Nonelective Contribution or Discretionary Contribution, the Plan Administrator, except for purposes of determining the top heavy minimum contribution under Section 3.04(b), will take into account Compensation determined for the entire Plan Year. In allocating Deferral Contributions, the Plan Administrator, for Plan Years beginning prior to the later of January 1, 1992, or 60 days after the Treasury issues final regulations under Code sections 401(k) and 401(m), the Plan may limit Compensation taken into account to Compensation received only for the portion of the Plan Year in which the Employee was an Eligible Employee and only for the portion of the Plan Year in which the Plan or the Code section 401(k) arrangement was in effect. For subsequent Plan Years, Compensation must include Compensation for the entire Plan Year, irrespective of whether the Plan or the Code section 401(k) arrangement was in effect for the entire Plan Year or whether the Employee begins, resumes or ceases to be an Eligible Employee during the Plan Year.

     (b) HOURS OF SERVICE REQUIREMENT. The Plan Administrator will not allocate any portion of an Employer contribution designated as Qualified Matching Contribution, Qualified Nonelective Contribution or Discretionary Contribution for a Plan Year to any Participant's Account if the Participant does not complete a minimum of 1,000 hours of Service during the Plan Year, unless the Participant terminates employment during the Plan Year due to Retirement, death or Disability in the current Plan Year or in a Prior Plan Year. Notwithstanding the preceding sentence, the Plan Administrator will allocate any portion of an Employer contribution for a Plan Year to any Participant's Account if the Participant satisfies the top heavy minimum allocation requirement of Section 3.09(b).

     (c) EMPLOYMENT REQUIREMENT. A Participant who, during a particular Plan Year, completes the Hours of Service requirement under this Section
          3.11 will not share in the allocation of Employer contributions, designated as Qualified Matching Contributions, Qualified Nonelective Contributions or Discretionary Contributions, and Participant forfeitures, if any, for that Plan Year unless he is employed by the Employer on the last day of that Plan Year. A Participant must be actively employed on the last day of the quarter to share in the allocation of Employer Matching Contributions, regardless of the Hours of Service completed in a Plan Year. This employment condition does not apply, if the Participant terminates employment during the Plan Year due to Retirement, death or Disability in the current Plan Year or in a prior Plan Year.

     (d) SUSPENSION OF ACCRUAL REQUIREMENTS. The Plan suspends the accrual requirements under Section 3.11(b) and (c) if, for any Plan Year beginning after December 31, 1993, the Plan fails to satisfy the Participation Test or the Coverage Test. A Plan satisfied the Participant Test if, on each day of the Plan Year, the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of Includible Employees as of such day. A Plan satisfies the Coverage Test if, on the last day of each quarter of the Plan Year, the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of includible Nonhighly Compensated Employees as of such day. "Includible" Employees are all Employees other than: (1) those

          Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Article II; and (2) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated employee and who is not a family member aggregated with a Highly Compensated employee pursuant to Section 1.17 of the Plan. For purposes of the Participation Test and the Coverage Test, an Employee is benefiting under the Plan on a particular date if he is entitled to an allocation for the Plan Year. For any portion of the Plan subject to the discrimination test described in Section 3.04, an Employee is benefiting if he is an Eligible Employee for purposes of Section 3.04 and the Coverage Test applies separately to that portion of the Plan.

          If this Section 3.11(d) applies for a Plan Year, the Plan Administrator will suspend the accrual requirements for the includible Employees who are Participants, beginning first with the includible Employee(s) employed with the Employer on the last day of the Plan Year, then the Includible Employee(s) who have the latest Separation from Service during the Plan Year and continuing to suspend the accrual requirements for each includible Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more includible Employees have a Separation from Service on the same day, the Plan Administrator will suspend the accrual requirements for all such includible Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such includible Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such includible Employees. If the Plan suspends the accrual requirements for an includible Employee, that Employee will share in the allocation of Employer contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year.

PART 2.  LIMITATIONS ON ALLOCATIONS:  SECTION 3.12 AND 3.13

3.12 LIMITATIONS ON ALLOCATIONS TO PARTICIPANTS' ACCOUNTS.  The amount of
     Annual Additions Which the Plan Administrator may allocate under this Plan on a Participant's behalf for a Limitation Year may not exceed the Maximum Permissible Amount. If the amount the Employer otherwise would contribute to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the Employer will reduce the amount of its contribution so the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount. If an allocation of employer contributions, pursuant to Section 3.09, would result in an Excess Amount (other than an Excess Amount resulting from the circumstances described in Section 3.12(b)) to the Participant's Account, the Plan Administrator will reallocate the

     Excess Amount to the remaining Participants who are eligible for an allocation of Employer contributions for the Plan Year in which the Limitation Year ends. The Plan Administrator will make this reallocation on the basis of the allocation method under the Plan as if the Participant whose Account otherwise would receive the Excess Amount is not eligible for an allocation of Employer contributions.

     (a) ESTIMATION OF COMPENSATION. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Plan Administrator may determine the Maximum Permissible Amount on the basis of the Participant's estimated annual Compensation for such Limitation Year. The Plan Administrator must make this determination on a reasonable and uniform basis for all Participants similarly situated. The Plan Administrator must reduce any Employer contributions based on estimated annual Compensation by any Excess Amount carried over from prior years. As soon as is administratively feasible after the end of the Limitation Year, the Plan Administrator will determine the Maximum Permissible Amount for such Limitation Year on the basis of the Participant's actual Compensation for such Limitation Year.

     (b) DISPOSITION OF EXCESS AMOUNT. If pursuant to Section 3.12(a), there is an Excess Amount with respect to a Participant for a Limitation Year, the Plan Administrator will dispose of such Excess Amount as follows:

          (1) The Plan Administrator will return any nondeductible voluntary Employee contributions to the Participant to the extent that the return would reduce the Excess Amount. Such amounts returned are disregarded for purposes of Section 3.05.

          (2) If, after the application of sub-Section (1), an Excess Amount still exists, and the Plan covers the Participant at the end of the Limitation Year, then the Plan Administrator will use the Excess Amount(s) to reduce future Employer contributions under the Plan for the next Limitation Year and for each succeeding Limitation Year, as is necessary, for the Participant. The Participant may elect to limit his Compensation for allocation purposes to the extent necessary to reduce his allocation for the Limitation Year to the Maximum Permissible Amount and eliminate the Excess Amount.

          (3) If, after the application of sub-Section (1), an Excess Amount still exists, and the Plan does not cover the Participant at the end of the Limitation Year, then the Plan Administrator will hold the Excess Amount unallocated in a suspense account. The Plan Administrator, will apply the suspense account to reduce Employer contributions for all remaining Participants in the next Limitation Year, and in each succeeding Limitation Year if necessary.

          (4) Except as provided in "(1)" above, the Plan Administrator will not distribute any Excess Amount(s) to Participants or to former Participants.

          (5) Notwithstanding, paragraphs, (1), (2), (3) or (4) of this Section, the Plan may provide for the distribution of 401(k) Contributions, to the extent that the distribution or return would reduce the excess amounts in the Participant's Account. These amounts are disregarded for purposes of Sections 3.03 and 3.04.

     (c) DEFINED BENEFIT PLAN LIMITATION. If the Participant presently participates, or has ever participated under a defined benefit plan maintained by the Employer, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for the Participant for that Limitation Year must not exceed 1.0. The extent necessary to satisfy the limitation under Section 3.13, the Employer will reduce the Participant's projected annual benefit under the defined benefit plan under which the Participant participates and then, if necessary, its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates.

3.13 DEFINITIONS - ARTICLE III. For purposes of Article III, the following terms mean:

     (a) "Annual Addition" means the sum of the following amounts allocated on behalf of a Participant for a Limitation Year: (i) all Employer contributions; (ii) all forfeitures; and (iii) all Employee contributions. Except to the extent provided in Treasury regulations, Annual Additions include excess contributions described in Code section 401(k), excess aggregate contributions described in Code
          Section 401(m) and excess deferrals described in Code section 402(g), irrespective of whether the plan distributes or forfeits such excess amounts. Annual Additions also include Excess Amounts reapplied to reduce Employer contributions under Section 3.12. Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code section 415 (1)(2)) included as part of a defined benefit plan maintained by the Employer are Annual Additions. Furthermore, Annual Additions include contributions paid or accrued after December 31, 1985, for taxable years ending after December 31, 1985, attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by the Employer, but only for purposes of the dollar limitation applicable to the Maximum Permissible Amount.

     (b) "Compensation" - For purposes of applying the limitations of Part 2 of this Article III, "Compensation" means Compensation as defined in
          Section 1.08, disregarding elective contribution.

     (c) "Maximum Permissible Amount" - The lesser of (i) $30,000 (or, if greater, one fourth (1/4) of the defined benefit dollar limitation under Code section 415(b)(1)(A)), or (ii) twenty-five percent (25%) of the Participant's Compensation for the Limitation Year. If there is a short Limitation Year because of a change in Limitation Year, the Plan Administrator will multiply the $30,000 (or adjusted) limitation by the following fraction:

                 Number of months in the short Limitation Year
                                       12

     (d) "Employer" - The Employer that adopts this Plan and any related employers. Solely for purposes of applying the limitations of Part 2 of this Article III, the Plan Administrator will determine related employers by modifying Code sections 414(b) and (c) in accordance with Code section 415(h).

     (e) "Excess Amount" means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

     (f) "Limitation Year" means the Plan Year. If the Employer amends the Limitation Year to a different 12 consecutive month period, the new Limitation Year must begin on a date within the Limitation Year for which the Employer makes the amendment, creating a short Limitation Year.

     (g) "Defined Contribution Plan" means a retirement plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other Participants which the plan may allocate to such Participant's account. The Plan Administrator must treat all defined contribution plans (whether or not terminated) maintained by the Employer as a single plan. For purposes of the limitations of Part 2 of this
          Article III, the Plan Administrator will treat employee contributions made to a defined benefit plan maintained by the Employer as a separate defined contribution plan. The Plan Administrator also will treat as a defined contribution plan an individual medical account (as defined in Code section 415(1)(2)) included as part of a defined benefit plan maintained by the Employer and, for taxable years ending after December 31, 1985, a welfare benefit fund under Code section 419(c) maintained by the Employer to the extent there are post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419 A(d)(3)).

     (h) "Defined Benefit Plan" means a retirement plan which does not provide for individual accounts for Employer contributions. The Plan Administrator must create all defined benefit plans (whether or not terminated) maintained by the Employer as a single plan.

     (i)  "Defined Benefit Plan Fraction" means

               Projected annual benefit of the Participant under the defined benefit plan(s)

                        ------------------------------

          The lesser of (i) 125% (subject to the "100% limitation" in paragraph
          (k)) of the dollar limitation in effect under Code section 415(b)(1)(A) for the Limitation Year, or (ii) 140% of the Participant's average Compensation for his high 3 consecutive years of service.

          To determine the denominator of this fraction, the Plan Administrator will make any adjustment required under Code section 415(b) and will determine a year of service as a Plan Year. The "projected annual benefit" is the annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if the plan expresses such benefit in a form other than a straight life annuity or qualified joint and survivor annuity) of the Participant under the terms of the defined benefit plan on the assumptions he continues employment until his normal retirement age (or current age, if later) as stated in the defined benefit plan, his Compensation continues at the same rate as in effect in the Limitation year under consideration until the date of his normal retirement age and all other relevant factors used to determine benefits under the defined benefit plan remain constant as of the current Limitation Year for all future Limitation Years.

          CURRENT ACCRUED BENEFIT. If the Participant accrued benefits in one or more defined benefit plans maintained by the Employer which were in existence on May 5, 1986, the dollar limitation used in the denominator of this fraction will not be less than the Participant's Current Accrued Benefit. A Participant's Current Accrued Benefit is the sum of the annual benefits under such defined benefit plans which the Participant had accrued as of the end of the 1986 Limitation Year (the last Limitation Year beginning before January 1, 1987), determined without regard to any change in the terms or conditions of the Plan made after May 5, 1986, and without regard to any cost of living adjustment occurring after May 5, 1986. This Current Accrued Benefit rule applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 as in effect at the end of the 1986 Limitation year.

     (j)  "Defined contribution plan fraction" means

          The sum of the Annual Additions to the Participant's Account under the defined contribution plan(s) and welfare benefit funds (as defined in Code section 419(c)) as of the close of the Limitation Year

                        ------------------------------

          the sum of the lesser of the following amounts determined for the Limitation Year and for each prior Year of Service with the Employer:
          (i) 125% of the dollar limitation in effect under Code section 415(c)(1)(A) for the Limitation Year (determined without regard to the special dollar limitations for employee stock ownership plans), or
          (ii) 35% of the Participant's Compensation for the Limitation Year

          The Plan Administrator may use on a uniform basis any transitional rules prescribed by law to compute the Participant's defined contribution plan fraction. For purposes of determining the defined contribution plan fraction, the Plan Administrator will not recompute Annual Additions in Limitations Years beginning prior to January 1, 1987, to treat all Employee contributions as Annual Additions. If the plan satisfied Code section 415 for Limitation Years beginning prior to January 1, 1987, the Plan Administrator will redetermine the defined contribution plan fraction and the defined benefit plan fraction as of the end of the 1986 Limitation year, in accordance with this Section 3.08. If the sum of the redetermined fractions exceeds 1.0, the Plan Administrator will subtract permanently from the numerator of the defined contribution plan fraction an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times (ii) the denominator of the defined contribution plan fraction. In making the adjustment, the Plan Administrator will disregard any accrued benefit under the defined benefit plan which is in excess of the Current Accrued Benefit.

          (k) "100% limitation" means if the 100% limitation applies, the Plan Administrator must determine the denominator of the defined benefit plan fraction and the denominator of the defined contribution plan fraction by substituting 100% for 125%. The 100% limitation applies only if: (i) the Plan's top heavy ratio exceeds 90%; or (ii) the Plan's top heavy ratio is greater than 60%, and the Employer does not provide extra minimum benefits which satisfy Code section 416(h)(2).

                                  ARTICLE IV
                           PARTICIPANT CONTRIBUTIONS

4.01 PARTICIPANT VOLUNTARY CONTRIBUTION

     The Plan does not require nor permit Participant voluntary contributions.

4.02 PARTICIPANT ROLLOVER CONTRIBUTIONS.  Any Participant, with the
     Employer's written consent and after filing with the Trustee the form prescribed by the Plan Administrator, may contribute cash only to the Trust other than as a voluntary contribution if the contribution is a "rollover contribution" which the Code permits an employee to transfer directly or indirectly from one qualified plan to another qualified plan. Before accepting a rollover contribution, the Trustee may require an Employee to furnish satisfactory evidence that the proposed transfer is in fact a "rollover contribution" which the Code permits an employee to make to a qualified plan. A rollover contribution is not an Annual Addition under
     Part 2 of Article III.

     The Trustee may invest the rollover contribution in a segregated investment Account for the Participant's sole benefit unless the Plan Administrator, in its sole discretion, agrees to invest the rollover contribution as part of the Trust Fund. A rollover contribution invested as part of the Trust Fund as of the Accounting Date (or other valuation date) for each Plan Year, will share in earnings and the amount of any realized or unrealized appreciation or depreciation in the related investment fund for the period since the last valuation date as described in Section 9.11. The Trustee will not have any investment responsibility with respect to a Participant's segregated rollover Account. The Participant, however, from time to time, may direct the Trustee in writing as to the investment of his segregated rollover Account; provided however, the Participant may not direct the Trustee to make loans to his Employer. A Participant's segregated rollover Account alone will bear any extraordinary expenses resulting from investments made at the direction of the Participant. As of the Accounting Date (or other valuation date) for each Plan Year, the Plan Administrator will allocate and credit the net income (or net loss) from a Participant's segregated rollover Account and the increase and decrease in the fair market value of the assets of a segregated Account solely to that Account. The Trustee is not liable nor responsible for any loss resulting to any Beneficiary, nor to any Participant, by reason of any sale or investment made or other action taken pursuant to and in accordance with the direction of the Participant. In all other respects, the Trustee will hold, administer and distribute a segregate rollover contribution in the same manner as any Employer contribution made to the Trust. A rollover contribution shall not be subject to forfeiture for any reason and may not be withdrawn by, or distributed to the Participant in whole, or in part, except at Normal Retirement Date, or on such other date when the Participant or his Beneficiary is entitled to receive benefits.

     An eligible Employee, prior to satisfying the Plan's eligibility conditions, may make a rollover contribution to the Trust to the same extent and in the same manner as a Participant. If an Employee makes a rollover contribution to the Trust prior to satisfying the Plan's eligibility conditions, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. If the Employee has a Separation from Service prior to becoming a Participant, the Trustee will distribute his Rollover Contribution Account to him as if it were an Employer contribution Account.

                                 ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

5.01 TERMINATION OF SERVICE UPON DEATH, DISABILITY OR RETIREMENT. Upon Separation from Service due to death, Disability or Retirement, a Participant will be 100% Vested in his Accrued Benefit. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age will continue to participate in Employer contributions.

5.02 TERMINATION OF SERVICE OTHER THAN UPON DEATH, DISABILITY OR
     RETIREMENT. A Participant's Deferral Contributions Account, Qualified Matching Contributions Account, Qualified Nonelective Contributions Account and Rollover Account will be 100% Vested at all times. Except as provided in Section 5.01, for each year of Service, a Participant's Vested Percentage of his Matching Contributions Account and Discretionary Contributions Account equals the percentage in the following vesting schedule:


                         Years of       Percent
                         Service         Vested
                         --------       --------

                       Less than 1          0%
                            2              20%
                            3              40%
                            4              60%
                            5              80%
                        6 or more         100%

5.03 CASHOUT DISTRIBUTION TO PARTIALLY VESTED PARTICIPANTS/RESTORATION OF FORFEITED MATCHING AND EMPLOYER CONTRIBUTION ACCOUNT. If, pursuant to
     Article VI, a partially Vested Participant receives a cashout distribution before he incurs a Forfeiture Break in Service (as defined in Section 1.16), the cashout distribution will result in an immediate forfeiture of the cash portion of the Participant's Employer Matching Contribution and Discretionary Contribution Accounts which are not Vested. Notwithstanding any other provisions to the contrary, the portion of any partially Vested Participant's Employer Matching Contribution and Discretionary Contribution Account which accrued after July 1, 1993, shall not be considered forfeited until the September 30th Accounting Date following the Participant's Separation from Service. See Section 5.07. A partially Vested Participant is a Participant whose nonforfeitable percentage determined under Section
     5.02 is less than 100%. A cashout distribution is a distribution of the entire present value of the Participant's Employer Matching Contribution and Discretionary Contribution Accounts.

     (a) RESTORATION AND CONDITIONS UPON RESTORATION. A partially Vested Participant who is reemployed by the Employer after receiving a cashout distribution of the Vested percentage of his Employer Matching Contribution and Discretionary Contribution Accounts may repay the Trustee the amount of the cashout distribution, unless the Participant no longer has a right to restoration under the requirements of this

          Section 5.03. If a partially Vested Participant makes the cashout distribution repayment, the Plan Administrator, subject to the conditions of this paragraph (a), must restore his Employer Matching Contribution and Discretionary Contribution Accounts to the same dollar as the dollar amount of his Employer Matching Contribution and Discretionary Contribution Accounts on the Accounting Date, or other valuation date, immediately preceding the date of the cashout distribution, unadjusted for any gains or losses occurring subsequent to that Accounting Date, or other valuation date. Restoration of the Participant's Employer Matching Contribution and Discretionary Contribution Accounts includes restoration of all Code section 411(d)(6) protected benefits with respect to that restored Matching and Employer Contribution Accounts, in accordance with applicable Treasury regulations. The Plan Administrator will not restore a reemployed Participant's Employer Matching Contribution and Discretionary Contribution Accounts under this paragraph if:

          (1) 5 years have elapsed since the Participant's first reemployment date following the cashout distribution; or

          (2) The Participant incurred a Forfeiture Break in Service. This condition also applies if the Participant makes repayment within the Plan Year in which he incurs the Forfeiture Break in Service and that Forfeiture Break in Service would result in a complete forfeiture of the amount the Plan Administrator otherwise would restore.

     (b) TIME AND METHOD OF RESTORATION. If neither of the two conditions preventing restoration of the Participant's Employer Matching Contribution and Discretionary Contribution Accounts applies, the Plan Administrator will restore the Participant's Employer Matching Contribution and Discretionary Contribution Accounts as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Employer Matching Contribution and Discretionary Contribution Accounts, the Plan Administrator, to the extent necessary, will allocate to the Participant's Account:

          (1) First, the amount, if any, of Participant forfeitures the Plan Administrator would otherwise allocate under Section 3.10;

          (2) Second, the amount, if any, of the Trust Fund net income or gain for the Plan Year; and

          (3) Third, the Employer Matching or Discretionary Contributions for the Plan Year to the extent made.

     To the extent the amounts described in clauses (1), (2), and (3) are insufficient to enable the Plan Administrator to make the required restoration, the Employer must contribute, without regard to any requirement or condition of Section 3.01, the additional money necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Employer Matching Contribution and Discretionary Contribution Accounts of more than one reemployed Participant, then the Plan Administrator will make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all reemployed Participants. The Plan Administrator will not take into account the allocation under this Section
     5.03 in applying the limitation on allocations under Part 2 of Article III.

     (c) 0% VESTED PARTICIPANT. The deemed cashout rule applies to 0% Vested Participant. A 0% Vested Participant is a Participant whose Employer Matching Contribution and Discretionary Contribution Accounts are entirely forfeitable at the time of his Separation from Service.
          Under the deemed cashout rule, the Plan Administrator will treat the 0% Vested Participant as having received a cashout distribution on the date of the Participant's Separation from Service or, if the Participant's Account is entitled to an allocation of Matching and Employer contributions for the Plan Year in which the separates from Service, on the last day of that Plan Year. For purposes of applying the restoration provisions of this Section 5.03, the Plan Administrator will treat 0% Vested Participant as repaying his cashout "distribution" on the first date of his reemployment with the Employer.

5.04 SEGREGATED ACCOUNT FOR REPAID AMOUNT. Until the Plan Administrator restores the Participant's Employer Matching Contribution and Discretionary Contribution Accounts, as described in Section 5.03, the Trustee will invest the cashout amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee must invest the amount in the Participant's segregated Account in Federally insured interest bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. Until commingled with the balance of the Trust Fund on the date the Plan Administrator restores the Participant's Employer Matching Contribution and Discretionary Contribution Accounts, the Participant's segregated Account remains a part of the Trust, but it alone shares in any income it earns and it alone bears any expense or loss it incurs. Unless the repayment qualifies as a rollover contribution, the Plan Administrator will direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Plan Administrator determines either of the conditions of Section 5.03(a) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.

5.05 YEAR OF SERVICE - VESTING. For purposes of Vesting and all other provisions of the Plan, "Year of Service" means each Participant shall be credited with a year of Service in any Plan Year during which he completes at least 1,000 Hours of Service with the Employer unless the Plan reference specifies a modification to this definition.

5.06 INCLUDED YEARS OF SERVICE - VESTING. For purposes of determining Vesting years of Service, the Plan takes into account all years of Service an Employee completes with the Employer, except any year of Service before the Plan Year in which the Participant attained the age of 18. For the sole purpose of determining a Participant's Vested percentage of his Employer Matching Contribution and Discretionary Contribution Accounts derived from

     Employer contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan disregards any year of Service after the Participant first incurs a Forfeiture Break in Service.

5.07 FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Employer matching Contribution and Discretionary Contribution Accounts occurs under the Plan on the earlier of:

          (a) The last day of the Plan Year in which the Participant first incurs a Forfeiture Break in Service; or

          (b)  The date the Participant receives a cashout distribution.

     The Plan Administrator determines the percentage of a Participant's Employer Matching Contributions and Discretionary Contributions Accounts forfeiture, if any, under this Section 5.07 solely by reference to the Vesting schedule of Section 5.02. A Participant will nor forfeit any portion of his Employer Matching Contributions and Discretionary Contributions Accounts for any other reason or cause except as expressly provided by this Section 5.07 or as provided under Section 9.14. A Participant's

                                  ARTICLE VI
                    TIME AND METHODS OF PAYMENT OF BENEFITS

6.01 TIME OF PAYMENT OF ACCRUED BENEFIT. Unless, pursuant to Section 6.03, the Participant or the Beneficiary elects in writing to a different method of payment, the Plan Administrator will direct the Trustee to commence distribution of a Participant's Vested Accrued Benefit in accordance with the Section 6.01. A Participant must consent, in writing, to any distribution required under this Section 6.01 if the present value of the Participant's Vested Accrued Benefit, at the time of the distribution to the Participant, exceeds $3,500 and the Participant has not attained Normal Retirement Age. A "Distribution Date" under this Article VI, unless otherwise specified within the Plan, is the end of the calendar year coincident with or immediately following the date of Separation of Service or as soon as administratively practicable or any subsequent end of a calendar quarter as directed by the Participant. For purposes of the consent requirements under this Article VI, if the present value of the Participant's Vested Accrued Benefit, at the time of any distribution, exceeds $3,500, the Plan Administrator must treat that present value as exceeding $3,500 for purposes of all subsequent Plan distributions to the Participant.

     (a) TERMINATION OF EMPLOYMENT FOR A REASON OTHER THAN DISABILITY OR DEATH. For a Participant who terminates employment with the Employer for a reason other than Disability or death, the Plan Administrator will direct the Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

          (1) PARTICIPANT'S VESTED ACCRUED BENEFIT NOT EXCEEDING $3,500. In a lump sum, on the first Distribution Date coincident with or immediately following the Participant's Separation from Service.

          (2) PARTICIPANT'S VESTED ACCRUED BENEFIT EXCEEDING $3,500. In a form and at the time elected by the Participant, pursuant to Section
               6.03. In the absence of an election by the Participant, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Accrued Benefit on the 60th day following the close of the Plan Year in which the Participant attains Normal Requirement Age.

     (b) REQUIRED BEGINNING DATE. If any distribution commencement date described under Paragraph (a) of this Section 6.01, either by Plan provision or by Participant election (or nonelection), is later than the Participant's Required Beginning Date, the Plan Administrator instead must direct the Trustee to make distribution under this
          Section 6.01 on the Participant's Required Beginning Date. A Participant's Required Beginning Date is the April 1 following the close of the calendar year in which the Participant attains age seventy and one-half (70 1/2). However, if the Participant, prior to incurring a Separation from Service, attained age 70 1/2 by January 1, 1988, and, for the five Plan Year period ending in the calendar year in which he attained age 70 1/2 and for all subsequent years, the Participant was not a more than 5% owner (as defined in Section 1.17(a)), the Required Beginning Date is the April 1 following the close of the calendar year in which the Participant separates from

          Service or, if earlier, the April 1 following the close of the calendar year in which the Participant becomes a more than 5% owner. Furthermore, if a Participant who was not a more than 5% owner attained age 70 1/2 during 1988 and did not incur a Separation from Service prior to January 1, 1989, his Required Beginning Date is April 1, 1990. A mandatory distribution at the Participant's Required Beginning Date will be in the manner prescribed in Section 6.02 referring to Minimum Distribution.

     (c) DISABILITY OF THE PARTICIPANT. For a Participant who Separates from Service with the Employer due to Disability, the Plan Administrator will direct the Trustee to commence distribution of the Participant's Accrued Benefit, as follows:

          (1) DISABLED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT DOES NOT EXCEED $3,500. In a lump sum, on the first Distribution Date coincident with or immediately following the Participant's Separation from Service due to Disability.

          (2) DISABLED PARTICIPANT'S NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. The Plan Administrator will direct the Trustee to distribute the Disabled Participant's Nonforfeitable Accrued Benefit at the time and in the form elected by the Participant (or, if applicable, by the Beneficiary) as permitted under this
               Article VI. In the absence of an election, the Plan Administrator will direct the Trustee to distribute the Participant's undistributed Nonforfeitable Accrued Benefit in a lump sum on the Distribution Date coincident with or immediately following the determination of the Participant's Disability or, if later, the first Distribution Date following the date the Plan Administrator receives notification of or otherwise confirms the Participant's Disability.

     (d) DEATH OF THE PARTICIPANT. The Plan Administrator will direct the Trustee, in accordance with this Section 6.01(d), to distribute to the Participant's Beneficiary the Participant's Vested Accrued Benefit remaining in the Trust at the time of the Participant's death.

          (1) DECEASED PARTICIPANT'S VESTED ACCRUED BENEFIT DOES NOT EXCEED $3,500. The Plan Administrator will direct the Trustee to pay the deceased Participant's Vested Accrued Benefit in a single cash sum, on the first Distribution Date following the Participant's death or, if later, the date on which the Plan Administrator receives notification of or otherwise confirms the Participant's death.

          (2)  DECEASED PARTICIPANT'S VESTED ACCRUED BENEFIT EXCEEDS $3,500.
               The Plan Administrator will direct the Trustee to pay the deceased Participant's Vested Accrued Benefit at the time and in the form elected by the Participant, or if applicable, by the Beneficiary, pursuant to Section 6.03. In the absence of an election, the Plan Administrator will direct the Trustee to distribute the Participant's undistributed Vested Accrued Benefit on the first Distribution

               Date following the close of the Plan Year in which the Participant's death occurs or, if later, the first Distribution Date following the date the Plan Administrator receives notification of or otherwise confirms the Participant's death.

               If the death benefit is payable in full to the Participant's surviving spouse, the surviving spouse, in addition to the distribution options provided in this Section 6.01(d), may elect distribution at any time or in any form (other than the joint and survivor annuity) this Article VI would permit for a Participant.

6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT.  A Participant's Accrued
     Benefit, credited for the periods beginning after December 31, 1993, shall be distributed only in a cash lump sum except to the extent required for an active Employee to satisfy the minimum distribution requirements under
     Section 401(a)(9).

     A Participant's Accrued Benefit, credited for periods prior to January 1, 1994, shall be distributed in cash under any one or a combination of options listed below:

     (a)  lump sum;

     (b) Periodic Installments. The amount payable to a Participant under this option shall be paid in equal monthly, quarterly, semiannual, or annual cash installments. In order to provide such installment payments the Plan Administrator may direct that the Participant's interest in the Plan be segregated and invested separately, and that the funds in the segregated account be used for the payment of the installments. The period over which such payment(s) are made shall not extend beyond the Participant's life expectancy (or the life expectancy of the participant and his designated Beneficiary);

     (c) Purchase of or providing any annuity. However such annuity may not be in any form that will provide for payments over a period extend beyond either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and his designated Beneficiary).

     (d) Joint and Survivor Annuity. The Joint and Survivor Annuity is an annuity that commences immediately and shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. This Joint and Survivor Annuity shall be considered the designated qualified Joint and Survivor Annuity and automatic form of payment for the purposes of this Plan. However, the Participant may elect to receive a smaller annuity benefit with continuation of payments to the spouse at a rate of seventy-five percent (75%) or one hundred percent (100%) of the rate payable to a participant during his lifetime which alternative Joint and Survivor Annuity shall be equal in value to the automatic Joint and 50% Survivor Annuity. An unmarried

          Participant shall receive the value of his benefit in the form of a life annuity. Such unmarried Participant, however, may elect to waive the life annuity.

     MINIMUM DISTRIBUTION REQUIREMENTS FOR PARTICIPANTS. The Plan Administrator may not direct the Trustee to distribute the Participant's Vested Accrued Benefit, nor may the Participant elect to have the Trustee distribute his Vested Accrued Benefit, under a method of payment which, as of the Required Beginning Date, does not satisfy the minimum distribution requirements under Code section 401(a)(9) and the applicable Treasury regulations. The minimum distribution for a calendar year equals the Participant's Vested Accrued Benefit as of the latest valuation date preceding the beginning of the calendar divided by the Participant's life expectancy or, if applicable, the joint and last survivor expectancy of the Participant and his designated Beneficiary (as determined under Article VIII, subject to the requirements of the Code section 401(a)(9) regulations). The Plan Administrator will increase the Participant's Vested Accrued Benefit, as determined on the relevant valuation date, for contributions or forfeitures allocated after the valuation date and by December 31 of the valuation calendar year, and will decrease the valuation by distributions made after the valuation date and by December 31 of the valuation calendar year. For purposes of this valuation, the Plan Administrator will treat any portion of the minimum distribution for the first distribution calendar year made after the close of that year as a distribution occurring in that first distribution calendar year. In computing a minimum distribution, the Plan Administrator must use the unisex life expectancy multiples under Treasury Regulation section 1.72-9. The Plan Administrator, only upon the Participant's written request, may compute the minimum distribution for a calendar year subsequent to the first calendar year for which the Plan requires a minimum distribution by redetermining the applicable life expectancy. However, the Plan Administrator may not redetermine the joint life and last survivor expectancy of the Participant and a nonspouse designated Beneficiary in a manner which takes into account any adjustment to a life expectancy other than the Participant's life expectancy.

     If the Participant's spouse is not his designated Beneficiary, a method of payment to the Participant (whether by Participant election or by Plan Administrator direction) may not provide more than incidental benefits to the Beneficiary. The Plan must satisfy the minimum distribution incidental benefit ("MDIB") requirement in the Treasury regulations issued under Code section 401(a)(9) for distributions made on or after the Participant's Required Beginning Date and before the Participant's death. To satisfy the MDIB requirement, the Plan Administrator will compute the minimum distribution required by this Section by substituting the applicable MDIB divisor for the applicable life expectancy factor, if the MDIB divisor is a lesser number. Following the Participant's death, the Plan Administrator will compute the minimum distribution required by this Section solely on the basis of the applicable life expectancy factor and will disregard the MDIB factor. For Plan Years beginning prior to January 1, 1989, the Plan satisfies the incidental benefits requirement if the distributions to the Participant satisfied the MDIB requirement or if the present value of the retirement benefits payable solely to the Participant is greater than 50% of the present value of the total benefits payable to the Participant and his Beneficiaries. The Plan Administrator must determine whether benefits to the Beneficiary are incidental as of the date the Trustee is to commence payment of the retirement benefits to the Participant, or as of any date the Trustee redetermines the payment period to the Participant.

     The minimum distribution for the first calendar year is due by the Participant's Required Beginning Date. The minimum distribution for each subsequent distribution calendar year, including the calendar year in which the Participant's Required Beginning Date falls, is due by December 31 of that year.

     MINIMUM DISTRIBUTION REQUIREMENTS FOR BENEFICIARIES. The method of distribution to the Participant's Beneficiary must satisfy Code section 401(a)(9) and the applicable Treasury regulations. If the Participant's death occurs after his Required Beginning Date, the method of payment to the Beneficiary must provide for completion of payment over a period which does not exceed the payment period which had commenced for the Participant. If the Participant's death occurs prior to his Required Beginning Date, the method of payment to the Beneficiary, must provide for completion of payment to the Beneficiary over a period not exceeding: (i) five (5) years after the date of the Participant's death; or (ii) if the Beneficiary is a designated Beneficiary, the designated Beneficiary's life expectancy. The Plan Administrator may not direct payment of the Participant's Vested Accrued Benefit over a period described in clause (ii) unless the Trustee will commence payment to the designated Beneficiary no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if later, and if the designated Beneficiary is the Participant's surviving spouse, December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). If the Trustee will make distribution in accordance with clause (ii), the minimum distribution for a calendar year equals the Participant's Vested Accrued Benefit as of the latest valuation date preceding the beginning of the calendar year divided by the designated Beneficiary's life expectancy. The Plan Administrator must use the unisex life expectancy multiples under Treasury Regulation section 1.72-9 for purposes of applying this paragraph. The Plan Administrator, only upon the written request of the Participant or the Participant's surviving spouse, may recalculate the life expectancy of the Participant's surviving spouse not more frequently than annually, but may not recalculate the life expectancy of a nonspouse designated Beneficiary after the Trustee commences payment to the designated Beneficiary. The Plan Administrator will apply this paragraph by treating any amount paid to the Participant's child, which becomes payable to the Participant's surviving spouse upon the child's attaining the age of majority, as paid to the Participant's surviving spouse. Upon the Beneficiary's written request, the Plan Administrator must direct the Trustee to accelerate payment of all, or any portion, of the Participant's unpaid Accrued Benefit, as soon as administratively practicable following the effective date of that request.

     TRANSITIONAL ELECTIONS. Notwithstanding the provisions of this Section, if the Participant (or Beneficiary) signed a written distribution designation prior to January 1, 1984, the Plan Administrator must distribute the Participant's Vested Accrued Benefit in accordance with that designation, subject however, to the survivor requirements, if applicable, of Section
     6.04. This paragraph does not apply to a pre-1984 distribution designation, and the Plan Administrator will not comply with that designation, if any of the following applies: (1) the method of distribution would have disqualified the Plan under Code section 401(a)(9) as in effect on December 31, 1983; (2) the Participant did not have an Accrued Benefit as of December 31, 1983; (3) the distribution designation does not specify the timing and form of the distribution and the death Beneficiaries (in order of priority); (4) the substitution of a Beneficiary modifies the payment period of the distribution; or (5) the Participant (or Beneficiary) modifies or revokes the distribution designation. In the event of a revocation, the Plan must distribute, no later than December 31 of the calendar year following the year of revocation, the amount which the Participant (or Beneficiary) would have received under this Section 6.02 if the distribution designation had not been in effect. The Plan Administrator will apply this paragraph to rollovers and transfers in accordance with Part J of the Code section 401(a)(9) Treasury regulations.

6.03 BENEFIT PAYMENT ELECTIONS. Not earlier than 90 days, but not later than 30 days before the Participant (or Beneficiary) commences receipt of his Accrued Vested Benefit, the Plan Administrator must provide a benefit notice to a Participant who is eligible to make an election under this
     Section 6.03. For distributions after September 30, 1993, a Participant's Account Balance is eligible for distribution as of the valuation date immediately preceding the date of the Participant's Separation from Service, except however, that portion of the Participant's Account Balance derived from the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account accrued after January 1, 1994, shall be valued on the September 30 immediately following the date which the Participant separates from Service. The benefit notice must explain the valuation of his Vested Account Balance as well as the optional forms of benefit in the Plan, including the material features, and the values of those options, and the Participant's right to defer distribution until he attains Normal Retirement Age.

     If a Participant or Beneficiary makes an election prescribed by this
     Section 6.03, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Accrued Benefit in accordance with that election. Any election under this Section 6.03 is subject to the requirements of
     Section 6.02. The Participant or Beneficiary must make an election under this Section 6.03 by filing his election form with the Plan Administrator at any time before the Trustee otherwise would commence to pay a Participant's Vested Accrued Benefit in accordance with the requirements of
     Article VI.

     (a) PARTICIPANT ELECTIONS AFTER TERMINATION OF EMPLOYMENT. If the present value of a Participant's Vested Accrued Benefit exceeds $3,500, he may elect to have the Trustee commence distribution as of any Distribution Date after the Participant's Separation from Service but no later than his Normal Retirement Date. For purposes of this Article VI, the term "Normal Retirement Date" means the end of the year immediately following the Participant's attaining Normal Retirement Age.

          If the Participant is partially Vested in his Accrued Benefit, an election under this Paragraph (a) to distribute prior to the Participant's incurring a Forfeiture Break in Service, must be in the form of a cashout distribution (as defined in Article V). A Participant may not receive a cashout distribution if, prior to the time the Trustee actually makes the cashout distribution, the Participant returns to employment with the Employer.

     (b) PARTICIPANT ELECTIONS PRIOR TO TERMINATION OF EMPLOYMENT. The Plan does not permit a Participant, other than as provided in Section 5.07, to elect to receive a distribution of his Account Balance prior to termination of employment.

     (c) DEATH BENEFIT ELECTIONS. If the present value of the deceased Participant's Vested Accrued Benefit exceeds $3,500, the Participant's Beneficiary may elect to have the Trustee distribute the Participant's Vested Accrued Benefit in a form and within a period permitted under
          Section 6.02. The Beneficiary's election is subject to any restrictions designated in writing by the Participant and not revoked as of his date of death.

6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. A transfer agreement described in Section 12.05 may not permit a plan which is subject to the provisions of Code section 417 to transfer assets to this Plan, unless the transfer is an elective transfer, as described in Section 12.05.

     JOINT AND SURVIVOR ANNUITY. The Administrative Committee must direct the Trustee to distribute a Participant's Nonforfeitable Account Balance in the form of a qualified joint and survivor annuity, unless the Participant makes a valid waiver election (described in Section 6.05 within the 90 day period ending on the annuity starting date. If, as of the annuity starting date, the Participant is married, a qualified joint and survivor annuity is an immediate annuity which is purchasable with the Participant's Nonforfeitable Account Balance and which provides a life annuity for the Participant and a survivor annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable for the remaining life of the Participant's surviving spouse equal to 50% of the amount of the annuity payable during the life of the Participant. If, as of the annuity starting date, the Participant is not married, a qualified joint and survivor annuity is an immediate life annuity for the Participant which is purchasable with the Participant's Nonforfeitable Account Balance. On or before the annuity starting date, the Administrative Committee, without Participant or spousal consent, must direct the Trustee to pay the Participant's Nonforfeitable Account Balance in a lump sum, in lieu of a qualified joint and survivor annuity, in accordance with Section 6.01, if the Participant's Nonforfeitable Account Balance is not greater than $3,500.

     PRERETIREMENT SURVIVOR ANNUITY. If a married Participant dies prior to his annuity starting date, the Administrative Committee will direct the Trustee to distribute a portion of the Participant's Nonforfeitable Account Balance to the Participant's surviving spouse in the form of a preretirement survivor annuity, unless the Participant has a valid waiver election (as described in Section 6.06) in effect, or unless the Participant and his spouse were not married throughout the one year period ending on the date of his death. A preretirement survivor annuity is an annuity which is purchasable with 50% of the Participant's Nonforfeitable Account Balance (determined as of the date of the Participant's death) and which is payable for the life of the Participant's surviving spouse. The value of the preretirement survivor annuity is attributable to Employer contributions and to Employee contributions in the same proportion as the Participant's Nonforfeitable Account Balance is attributable to those contributions. The portion of the Participant's Nonforfeitable Account

     Balance not payable under this paragraph is payable to the Participant's Beneficiary, in accordance with the other provisions of this Article VI. If the present value of the preretirement survivor annuity does not exceed $3,500, the Administrative Committee, on or before the annuity starting date, must direct the Trustee to make a lump sum distribution to the Participant's surviving spouse, in lieu of a preretirement survivor annuity.

     SURVIVING SPOUSE ELECTIONS. If the present value of the preretirement survivor annuity exceeds $3,500, the Participant's surviving spouse may elect to have the Trustee commence payment of the preretirement survivor annuity at any time following the date of the Participant's death, but not later than the mandatory distribution periods described in Section 6.02, and may elect any of the forms of payment described in Section 6.02, in lieu of the preretirement survivor annuity. In the absence of an election by the surviving spouse, the Administrative Committee must direct the Trustee to distribute the preretirement survivor annuity on the first distribution date following the close of the Plan Year in which the latest of the following events occurs: (i) the Participant's death; (ii) the date the Administrative Committee receives notification of or otherwise confirms the Participant's death; (iii) the date the Participant would have attained Normal Retirement Age; or (iv) the date the Participant would have attained age 62.

     SPECIAL RULES. If the Participant has in effect a valid waiver election regarding the qualified joint and survivor annuity or the preretirement survivor annuity, the Administrative Committee must direct the Trustee to distribute the Participant's Nonforfeitable Account Balance in accordance with Sections 6.01, 6.02 and 6.03. The Administrative Committee will reduce the Participant's Nonforfeitable account Balance by any security interest (pursuant to any offset rights authorized by Section 10.03) held by the Plan by reason of a Participant loan to determine the value of the Participant's Nonforfeitable Account Balance distributable in the form of a qualified joint and survivor annuity or preretirement survivor annuity, provided any post-August 18, 1985, loan satisfied the spousal consent requirement described in Section 10.03 of the Plan. For purposes of applying this Article VI, the Administrative Committee treats a former spouse as the Participant's spouse or surviving spouse to the extent provided under a qualified domestic relations order described in Section
     6.08. The provisions of this Section 6.04, and of Section 6.05 and 6.06, apply separately to the portion of the Participant's Nonforfeitable Account Balance subject to the qualified domestic relations order and to the portion of the Participant's Nonforfeitable Account Balance not subject to that order.

     LIMITED APPLICATION OF SECTION 6.04.  The preceding provisions of this
     Section 6.04 apply only to a Participant whose Account Balance includes a portion which was accrued prior to January 1, 1994. Sections 6.05 and 6.06 only apply to Participants to whom the preceding provisions of this Section
     6.04 apply.

6.05 WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. Not earlier than 90 days, but not later than 30 days, before the Participant's annuity starting date, the Administrative Committee must provide the Participant a written explanation of the terms and conditions of the qualified joint and survivor annuity, the Participant's right to make, and the effect of, an election to waive the joint and survivor form of benefit, the rights of the

     Participant's spouse regarding the waiver election and the Participant's right to make, and the effect of, a revocation of a waiver election. The Plan does not limit the number of times the Participant may revoke a waiver of the qualified joint and survivor annuity or make a new waiver during the election period.

     A married Participant's waiver election is not valid unless (a) the Participant's spouse (to whom the survivor annuity is payable under the qualified joint and survivor annuity), after the Participant has received the written explanation described in this Section 6.05, has consented in writing to the waiver election, the spouse's consent acknowledges the effect of the election, and a notary public or the Plan Administrator (or his representative) witnesses the spouse's consent, (b) the spouse consents to the alternative form of payment designated by the Participant or to any change in that designated form of payment, and (c) unless the spouse is the Participant's sole primary Beneficiary, the spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation. The spouse's consent to a waiver of the qualified joint and survivor annuity is irrevocable, unless the Participant revokes the waiver election. The spouse may execute a blanket consent to any form of payment designation or to any Beneficiary designation made by the Participant, if the spouse acknowledges the right to limit that consent to a specific designation but, in writing, waives that right. The consent requirements of this Section 6.05 apply to a former spouse of the Participant, to the extent required under a qualified domestic relations order described in Section 6.08.

     The Administrative Committee will accept as valid a waiver election which does not satisfy the spousal consent requirements if the Administrative Committee establishes the Participant does not have a spouse, the Administrative Committee is not able to locate the Participant's spouse, the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to given consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

6.06 WAIVER ELECTION - PRERETIREMENT SURVIVOR ANNUITY. The Administrative Committee must provide a written explanation of the preretirement survivor annuity to each married Participant, within the following period which ends last: (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (2) a reasonable period after an Employee becomes a Participant; (3) a reasonable period after the joint and survivor rules become applicable to the Participant; or (4) a reasonable period after a fully subsidized preretirement survivor annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (2), (3) and (4) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (1),
     (2), (3) and (4) do not apply and the Administrative Committee must provide the written explanation within the period beginning one year before and ending one year after the Separation from Service. The written explanation must describe, in a manner consistent with Treasury regulations, the terms and conditions of the preretirement survivor annuity comparable to the explanation of the qualified joint and survivor annuity required under Section 6.05. The Plan does not limit the number of times the Participant may evoke a waiver of the preretirement survivor annuity or make a new waiver during the election period.

     A Participant's waiver election of the preretirement survivor annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35 and (b) the Participant's spouse (to whom the preretirement survivor annuity is payable) satisfies the consent requirements described in Section 6.05, except the spouse need not consent to the form of benefit payable to the designated Beneficiary. The spouse's consent to the waiver of the preretirement survivor annuity is irrevocable, unless the Participant revokes the waiver election. Irrespective of the time of election requirement described in clause (a), if the Participant separates from Service prior to the first day of the Plan Year in which he attains age 35, the Administrative Committee will accept a waiver election as respects the Participant's Account Balance attributable to his Service prior to his Separation from Service. Furthermore, if a Participant who has not separated from Service makes a valid waiver election, except for the timing requirement of clause (a), the Plan Administrator will accept that election as valid, but only until the first day of the Plan Year in which the Participant attains age 35. A waiver election described in this paragraph is not valid unless made after the Participant has received the written explanation described in this Section 6.06.

6.07 HARDSHIP/IN-SERVICE DISTRIBUTION RULES FROM DEFERRAL CONTRIBUTIONS
     ACCOUNT. The distribution provisions in this Section 6.07 apply to withdrawals from the Deferral Contributions Account, Qualified Matching Contributions Account and the Qualified Nonelective Contributions Account by a Participant who has not Separated from Service with the Employer. The Participant, until he retires, has a continuing election to receive a distribution of 50% of his Vested Account Balance from his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account if he has attained age fifty-nine and one-half (59 1/2). If the Participant incurs an immediate and heavy financial hardship, he may receive a distribution only to the extent of the elective deferral portion of the Deferral Contributions Account plus
     (1) any earnings on the Participant's elective deferrals credited before January 1, 1989, and (2) his Qualified matching Contributions and Qualified Nonelective Contributions, and earnings on such contributions, if credited after December 31, 1988. Notwithstanding any other provision to the contrary, the Plan shall not permit distribution of any amounts which accrued after January 1, 1994, from the Employer Matching Contributions Account, the Discretionary Contributions Account or the Qualified Matching Contribution Account, if any, under the hardship distribution provisions of the Plan.

     A hardship distribution is on account of an immediate and heavy financial need only if the distribution is for any of the following reasons: (1) medical expenses described in Code section 213(d) incurred by the Participant, by the Participant's spouse, or by any of the Participant's dependents, or necessary to obtain such medical care; (2) the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (3) the payment of post-secondary education tuition, for the next 12 month period, for the Participant, for the Participant's spouse or for any of the Participant's dependents (as defined in Code section 152); (4) to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (5) any need prescribed by the Revenue Service in a revenue ruling, notice or other document of general applicability which satisfies the safe harbor definition of hardship.

     RESTRICTIONS ON HARDSHIP DISTRIBUTIONS. The following restrictions apply to a Participant's hardship distribution.

     (a) The Participant will not have the right to make a deferral election under the 401(k) arrangement prescribed by Section 3.01(a) for the 12 month period following the date of his hardship distribution.

     (b) The distribution may not exceed the amount of the immediate and heavy financial need. The distribution will not exceed the amount of an immediate and heavy financial need even though the Plan Administrator, at its discretion, has elected to include in the amount of the immediate and heavy financial need, those amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The Plan Administrator will apply the provisions of this Section 6.07(b) in a nondiscriminatory, consistent and uniform manner.

     (c) The Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer.

     (d) The Participant must agree to limit elective deferrals (as defined in Section 3.03) under this Plan and under any other qualified Plan maintained by the Employer, for the Participant's taxable year immediately following the taxable year of the hardship distribution, to the limitation on elective deferrals under section 402(g) of the Code reduced by the amount of the Participant's elective deferrals made in the taxable year of the hardship distribution.

     The suspension of elective deferrals and employee contributions described in clause (a) also must apply to all other qualified plans and to all nonqualified plans of deferred compensation maintained by the Employer, other than any mandatory employee contributions portion of a defined benefit plan, including stock options, stock purchase and other similar plans, but not including health or welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan).

     After the Participant separates from service with the Employer, the provisions of this Article VI other than this Section 6.07 will apply to the distribution of the Participant's Accrued Benefit, including the portion attributable to his Deferral Contributions Account.

6.08 DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan prevents the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order (as defined in Code section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of earliest retirement age is available only if: (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; and (2) if the present value of the alternate payee's benefits under the Plan exceeds $3,500, and the order requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement, age. Nothing in this Section 6.08 permits a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not permitted under the Plan.

     The Plan Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator promptly will notify the Participant and any alternate payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator must determine the qualified status of the order and must notify the Participant and each alternate payee, in writing, of its determination. The Plan Administrator must provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

     If any portion of the Participant's Vested Accrued Benefit is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Plan Administrator must make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a qualified domestic relations order within eighteen (18) months of the date amounts first are payable following receipt of the order, the Plan Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the eighteen (18) month determination period, the Plan Administrator will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and will apply the order prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

     To the extent it is not inconsistent with the provisions of the qualified domestic relations order, the Plan Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in Federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this Section 6.08 by separate checks or other separate distribution to the alternate payee(s).

6.09 DIRECT ROLLOVER. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provisions of the plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     The following definitions apply for purposes of this Section.

     Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

     Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                 ARTICLE VII
                       EMPLOYER ADMINISTRATIVE PROVISIONS


7.01 INFORMATION TO COMMITTEE. The Employer must supply current information to the Plan Administrator as to the name, date of birth, date of employment, annual Compensation, leaves of absence, Years of Service and date of termination of employment of each Employee who is, or who will be eligible to become, a Participant under the Plan, together with any other information which the Plan considers necessary. The Employer's records as to the current information the Employer furnishes to the Plan Administrator are conclusive as to all persons.

7.02 NO LIABILITY. The Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act, on the part of its Administrative Committee (unless the Employer is the Administrative Committee), the Trustee or the Plan Administrator (unless the Employer is the Plan Administrator).

7.03 INDEMNITY OF COMMITTEE. The Employer indemnifies and saves harmless the Plan Administrator and the members of the Administrative Committee, and each of them, from and against any and all loss resulting from liability to which the Plan Administrator and the Administrative Committee, or the members of the Administrative Committee may be subjected by reason of any act or conduct (except willful misconduct or gross negligence) in their official capacities in the administration of this Trust or Plan or both, including all expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.03 do not relieve the Plan Administrator or any Administrative Committee member from any liability he may have under ERISA for breach of a fiduciary duty. Furthermore, the Plan Administrator and the Administrative Committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.03, provided the letter agreement is consistent with and does not violate ERISA. The indemnification provisions of this Section 7.03 extend to the Trustee solely to the extent provided by letter agreement executed by the Trustee and the Employer.


7.04 EMPLOYER DIRECTION OF INVESTMENT. The Employer has the right to direct the Trustee with respect to the investment and re-investment of assets comprising the Trust Fund only if the Trustee consents in writing to permit such direction. If the Trustee consents to Employer direction of investment, the Trustee and the Employer must execute a letter agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Employer direction as respects the investment or re-investment of any part of the Trust Fund.

7.05 AMENDMENT TO VESTING SCHEDULE. Though the Employer reserves the right to amend the Vesting schedule at any time, the Plan Administrator will not apply the amended Vesting schedule to reduce the Vested percentage of any Participant's Employer Matching Contributions and Discretionary Contributions Accounts (determined as of the later of the date the Employer adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Vested percentage computed under the Plan without regard to the amendment.

     If the Employer makes a permissible amendment to the Vesting schedule, each Participant having at least three (3) Years of Service with the Employer may elect to have the percentage of his Vested Accrued Benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Plan Administrator within sixty (60) days of the latest of (a) the Employer's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, must forward a true copy of any amendment to the Vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the Vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior Vesting schedule. For purposes of this Section 7.05, an amendment to the Vesting schedule includes any Plan amendment which directly or indirectly affects the computation of the Vested percentage of an Employee's rights to his Employer Matching Contributions and Discretionary Contributions Accounts.

                                 ARTICLE VIII
                     PARTICIPANT ADMINISTRATIVE PROVISIONS

8.01 BENEFICIARY DESIGNATION. Any Participant may from time to time designate, in writing, any person or persons, contingently or successively, to whom the Trustee will pay his Accrued Benefit on event of his death, and the Participant may designate the form and method of payment. The Plan Administrator will prescribe the form for the written designation of Beneficiary and, upon the Participant's filing the form with the Plan Administrator, the form effectively revokes all designations filed prior to that date by the same Participant.

     COORDINATION WITH SURVIVOR REQUIREMENTS. If the joint and survivor requirements of Article VI apply to the Participant, this Section 8.01 does not impose any special spousal consent requirements on the Participant's Beneficiary designation. However, in the absence of spousal consent (as required by Article VI) to the Participant's Beneficiary designation: (1) any waiver of the joint and survivor annuity or of the preretirement survivor annuity is not valid; and (2) if the Participant dies prior to his annuity starting date, the Participant's Beneficiary designation will apply only to the portion of the death benefit which is not payable as a preretirement survivor annuity. Regarding clause (2), if the Participant's surviving spouse is a primary Beneficiary under the Participant's Beneficiary designation, the Trustee will satisfy the spouse's interest in the Participant's death benefit first from the portion which is payable as a preretirement survivor annuity.

     SPECIAL RULE FOR EXEMPT PARTICIPANTS. The Beneficiary designation of a married Exempt Participant is not valid unless the Participant's spouse consents (in a manner described in Section 6.06) to the Beneficiary designation. An "Exempt Participant" is a Participant who is not subject to the joint and survivor consent requirements of Article VI. The spousal consent requirement in this paragraph does not apply if the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death, or if the Participant's spouse is the Participant's sole primary Beneficiary.

     A married Participant's Beneficiary designation is not valid unless the Participant's spouse consents, in writing, to the Beneficiary designation. The spouses' consent must acknowledge the effect of that consent and a notary public or the Plan (or his representative) must witness that consent. The spousal consent requirements of this paragraph do not apply if (1) the Participant and his spouse are not married throughout the one year period ending on the date of the Participant's death; (2) the Participant's spouse is the Participant's sole primary beneficiary; (3) the Plan Administrator is not able to locate the Participant's spouse; (4) the Participant is legally separated or has been abandoned (within the meaning of State law) and the Participant has a court order to that effect; or (5) other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement. If the Participant's spouse is legally incompetent to give consent, the spouse's legal guardian (even if the guardian is the Participant) may give consent.

8.02 NO BENEFICIARY DESIGNATION.  If a Participant fails to name a
     Beneficiary in accordance with Section 8.01, or if the Beneficiary named by a Participant predeceases him or dies before complete distribution of the Participant's Accrued Benefit as prescribed by the Participant's Beneficiary form, then the Trustee will pay the Participant's Accrued Benefit in accordance with Section 6.02 in the following order of priority to:

     (a) The Participant's surviving spouse;

     (b) The Participant's surviving children, including adopted children, in equal shares;

     (c) The Participant's surviving parents, in equal shares; or

     (d) The legal representative of the estate of the last to die of the Participant and his Beneficiary.

     The Plan Administrator will direct the Trustee as to the method and to whom the Trustee will make payment under this Section 8.02

8.03 PERSONAL DATA TO COMMITTEE. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator advises each Participant of the effect of his failure to comply with its request.

8.04 ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant must file with the Plan Administrator from time to time, in writing, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, binds the Participant, or Beneficiary, for all purposes of this Plan.

8.05 ASSIGNMENT OR ALIENATION.   Subject to Code section 414(p) relating to
     qualified domestic relations orders, neither a Participant nor a Beneficiary may anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee will not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.

8.06 NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, must furnish all Participants and Beneficiaries a summary description of any material amendment to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.

8.07 LITIGATION AGAINST THE TRUST. A court of competent jurisdiction may authorize any appropriate equitable relief to redress violations of ERISA or to enforce any provisions of ERISA or the terms of the Plan. A fiduciary may receive reimbursement of expenses properly and actually incurred in the performance of his duties with the plan.

8.08 INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, this Plan and Trust, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08 in his office, or in such other place or places as he may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary the Plan Administrator will furnish him with a copy of any item listed in this
     Section 8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

8.09 APPEAL PROCEDURE FOR DENIAL OF BENEFITS. The Plan Administrator (or on appeal, the Plan Administrator) is authorized to use its discretion in construing all terms of the Plan. The Plan Administrator will provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan the Plan Administrator has denied. The Plan Administrator's notice to the Claimant must set forth:

     (a) The specific reason for the denial;

     (b) Specific references to pertinent Plan provisions on which the Plan Administrator based its denial;

     (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

     (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Plan Administrator within seventy-five (75) days after receipt of the Plan Administrator's notice of denial of benefits. The Plan Administrator's notice must further advise the Claimant that his failure to appeal the action to the Plan Administrator in writing within the seventy-five (75) day period will render the Participant's determination final, binding and conclusive.

     If the Claimant should appeal to the Plan Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Plan Administrator will re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator must advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event may the Plan Administrator render a decision respecting a denial for a claim for benefits later than one hundred twenty
     (120) days after its receipt of a request for review.

     The Plan Administrator's notice of denial of benefits must identify the name of each member of the Plan Administrator and the name and address of the Plan Administrator member to whom the Claimant may forward his appeal.

8.10 PARTICIPANT DIRECTION OF INVESTMENT. A Participant may elect to have amounts credited to his Account invested in the investment funds made available by the Plan Administrator.

     (a) The Employee will make an election as to the investment funds upon becoming a Participant in the Plan. If no election is made, all amounts in a Participant's Account will be invested in a money market type fund. The Committee will provide each Participant with information and forms to enable him to make his election.

     (b) On January 1, April 1, July 1, or October 1, a Participant may elect how future contributions and allocations to his Account will be invested among the investment funds. Amounts invested in the funds will be in increments of five percent (5%). Such elections will be made at such time, in such manner and in such form as the Committee may prescribe through uniform and nondiscriminatory rules.

     (c) On January 1, April 1, July 1, or October 1, a Participant may elect to transfer amounts between any of the investment funds. Amounts transferred among the funds will be in increments of five percent (5%). Such elections shall be at such time, in such manner and in such form as the Plan Administrator may prescribe through uniform and nondiscriminatory rules.

     (d) Effective January 1, 1994 monies allocated to the Employer Matching Contributions Account, the Discretionary Contributions Account, and the Qualified Matching Contribution Account, if any, shall be invested in Employer Stock. After, January 1, 1994, a Participant has no right to transfer any amounts to or from the Employer Matching Contribution Account, the Discretionary Contributions Account, and if applicable, the Qualified Matching Contribution Account.

     (e) The Plan Administrator reserves the right to change the investment options under the Plan.

                                  ARTICLE IX
                             ADMINISTRATIVE DUTIES
                     WITH RESPECT TO PARTICIPANTS' ACCOUNT

9.01 MEMBERS' COMPENSATION EXPENSES.  The Employer may appoint an
     Administrative Committee to administer the Plan, the members of which may or may not be Participants in the Plan. The members of the Administrative Committee will serve without compensation for services as such, but the Employer will pay all expenses of the Administrative Committee.

9.02 TERM AND NUMBER. Each member of the Administrative Committee serves until the appointment of his successor. The Administrative Committee will consist of at least three (3) members.

9.03 POWERS. In case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all of the powers, authority, duties and discretion conferred upon the Administrative Committee pending the filling of the vacancy.

9.04 GENERAL. The Plan Administrator or Administrative Committee, if one is appointed, have the following powers and duties:

     (a) To select a Secretary, who need not be a member of the Administrative Committee;

     (b) To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Accrued Benefit and the Vested percentage of each Participant's Accrued Benefit;

     (c) To adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Agreement;

     (d) To enforce the terms of the Plan and the rules and regulations it adopts;

     (e) To direct the Trustee as respects the crediting and distribution of the Trust;

     (f) To review and render decisions respecting a claim for (or denial of a claim for) a benefit under the Plan;

     (g) To furnish the Employer with information which the Employer may require for tax or other purposes;

     (h) To engage the service of agents whom it may deem advisable to assist it with the performance of its duties;

     (i) To engage the services of an Investment Manager or Managers (as defined in ERISA section 3(38)), each of whom will have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control; and

     (j) To establish a nondiscriminatory policy which the Trustee must observe in making loans, if any, to Participants.

     The Plan Administrator must exercise all of its powers, duties and discretion under the Plan in a uniform and nondiscriminatory manner.

     LOAN POLICY. If the Plan Administrator adopts a loan policy, pursuant to paragraph (j), the loan policy must be a written document and must include:
     (1) the identity of the person or positions of authority authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying the loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section 9.04 specifically incorporates a written loan policy as part of the Employer's Plan.

9.05 FUNDING POLICY. The Plan Administrator will review, not less often than annually, all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator must communicate periodically, as its deems appropriate, to the Trustee and any Plan Investment Manager the Plan's short-term and long-term financial needs so investment policy can be coordinated with Plan financial requirements.

9.06 MANNER OF ACTION. The decision of a majority of the members appointed and qualified controls.

9.07 AUTHORIZED REPRESENTATIVE. The Plan Administrator may authorize any one (1) of the members of the Administrative Committee, or is Secretary, to sign on its behalf any notices, directions, applications, certificates, consents, approvals, waivers, letters or other documents. The Plan Administrator must evidence this authority by an instrument signed by all members and filed with the Trustee.

9.08 INTERESTED MEMBER. No member of the Administrative Committee may decide or determine any matter concerning the distribution, nature or method of settlement of his own benefits under the Plan, except in exercising an election available to that member in his capacity as a Participant.

9.09 INDIVIDUAL ACCOUNTS. The Plan Administrator will maintain, or direct the Trustee to maintain, a separate Account, or multiple Accounts, in the name of each Participant to reflect the Participant's Accrued Benefit under the Plan. If Participant re-enters the Plan subsequent to his having a Forfeiture Break in Service, the Plan Administrator, or the

     Trustee, must maintain a separate Account for the Participant's pre-Forfeiture Break in Service Accrued Benefit and a separate Account for his post-Forfeiture Break in Service Accrued Benefit, unless the Participant's entire Accrued Benefit under the Plan is one hundred percent (100%) Vested.

     The Plan Administrator will make its allocations, or request the Trustee to make its allocations, to the Accounts of the Participants in accordance with the provisions of Section 9.11. The Plan Administrator may direct the Trustee upon restoration of a partially Vested Participant's Account, as described in Section 5.03, to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain or loss allocations under Section 9.11. Such a temporary separate account would be required upon the restoration of account. The Plan Administrator must maintain records of its activities.

9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT.  The value of each
     Participant's Account Balance consists of that proportion of the net worth (at fair market value) of the Employer's Trust Fund which the net credit balance in his Account bears to the total net credit balance in the Accounts (exclusive of the cash value of the incidental benefit insurance contracts) of all Participants plus the cash surrender value of any incidental benefit insurance contracts held by the Trustee on the Participants life.

     For purposes of a distribution under the Plan, the value of a Participant's Account Balance is its value as of the valuation date immediately preceding the date of the distribution except, however, that portion of the Participant's Account Balance derived from the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account shall be valued on the September 30 immediately following the date which the Participant separates from Service.

9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME, GAIN OR LOSS. A "valuation date" under this Plan is each Accounting Date and each interim valuation date determined under Section 10.14. As of each valuation date the Plan Administrator must adjust Accounts to reflect net income, gain or loss since the last valuation date. The valuation period is the period beginning the day after the last valuation date and ending on the current valuation date.

     TRUST FUND ACCOUNTS. The allocation provisions of this paragraph apply to all Participant Accounts other than segregated investment Accounts. The Plan Administrator first shall determine the earnings and the amount of any realized or unrealized appreciation or depreciation in the fair market value of the Trust's portion of each of the investment funds offered pursuant to the Plan. The Plan Administrator shall, for purposes of this
     Section 9.11 only, partition each Participant's Deferral Contributions Account, Qualified Matching Contributions Account, Employer Matching Contributions Account, Qualified Nonelective Contributions Account, Discretionary Contribution Accounts and Rollover Accounts into sub-Accounts in respect of each investment fund in which the Participant's Accounts are invested. The value of each sub-Account for each Participant shall be determined as of the immediately preceding valuation date. For this purpose, such value shall be deemed to be the same value as that determined as of such previous valuation date, but adjusted for any forfeitures during the current valuation period arising under Section 5.07 or under Section 9.14, and for amounts charged during the current valuation period to the Accounts in accordance with Section
     9.13 (relating to distributions). Each sub-Account's shares of earnings and the amount of any realized or unrealized appreciation or depreciation in the related investment fund for the period since the last valuation date shall be determined by multiplying that sub-Account's Allocation Fraction by the amount determined for the related investment fund pursuant to the second sentence of this paragraph. "Allocation Fraction" means the ratio of the sub-Account's Allocation Balance to the total Allocation Balances for all sub-Accounts (for all Participants) invested in the same investment fund. With respect to sub-Accounts of a Participant's Deferral Contribution Account, "Allocation Balance" means such Account's value as of the last valuation date as determined above increased by one-half of the Participant's Deferral Contributions contributed and allocated to that sub-Account since the last valuation date. With respect to sub-Accounts of a Participant's Rollover Account, "Allocation Balance" means rollover contribution amount determined by taking the number of days the rollover was in the sub-Account during the valuation period in which the rollover was made divided by the days in the valuation period times the amount of any nonsegregated rollover contribution made during the current valuation period.

     SPECIAL PROVISIONS FOR EMPLOYER MATCHING CONTRIBUTION ACCOUNT AND QUALIFIED MATCHING CONTRIBUTIONS ACCOUNT. Effective for the periods after January 1, 1994, the Employer Matching Contribution Account and if applicable, the Qualified Matching Contribution Account receives all income it earns and bears all expense or loss it incurs resulting from investment in any temporary money market investment or Employer securities. The fair market value of the Employer securities will be determined annually by a independent third party appraiser.

     SEGREGATED INVESTMENT ACCOUNTS. A segregated investment Account receives all income it earns and bears all expense or loss it incurs. As of the valuation date, the Plan Administrator must reduce a segregated Account for any forfeiture arising under Section 5.07 after the Plan Administrator has made all other allocations, changes or adjustments to the Account for the Plan Year.

     ADDITIONAL RULES. An Excess Amount or suspense account described in Part 2 of Article III does not share in the allocation of net income, gain or loss described in this Section 9.11. This Section 9.11 applies solely to the allocation of net income, gain or loss of the Trust. The Plan Administrator will allocate the Employer contributions and Participant forfeitures, if any, in accordance with Article III.

9.12 INDIVIDUAL STATEMENT.  As soon as practicable after the Accounting
     Date of each Plan Year, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary) a statement reflecting the condition of this Accrued Benefit in the Trust as of the date and such other information ERISA requires be furnished the Participant or Beneficiary. No Participant, except a member of the Plan Administrator, has the right to inspect the records reflecting the Account of any other Participant.

9.13 ACCOUNT CHARGED. The Plan Administrator will charge all distributions made to a Participant or to his Beneficiary from his Account against the Account of the Participant when made.

9.14 UNCLAIMED ACCOUNT PROCEDURE.  The Plan does not require either the
     Trustee or the Plan Administrator to search for, or ascertain the whereabouts of, any Participant or Beneficiary. At the time the Participant's or Beneficiary's benefit becomes distributable under Article VI, the Plan Administrator, by certified or registered mail addressed to his last known address of record with the Plan Administrator or the Employer, must notify any Participant, or Beneficiary, that he is entitled to a distribution under this Plan. The notice must quote the provisions of this Section 9.14 and otherwise must comply with the notice requirements of
     Article VI. If the Participant, or Beneficiary, fails to claim his distributive share or make his whereabouts known in writing to the Plan Administrator within six (6) months from the date of mailing of the notice, the Plan Administrator will treat the Participant's or Beneficiary's unclaimed payable Accrued Benefit as forfeited and will reallocate the unclaimed payable Accrued Benefit in accordance with Section 3.05. Where the benefit is distributable to the Participant, the forfeiture under this paragraph occurs as of the last day of the notice period, if the Participant's Vested Accrued Benefit does not exceed $3,500, or as of the first day the benefit is distributable without the Participant's consent, if the present value of the Participant's Vested Accrued Benefit exceeds $3,500. Where the benefit is distributable to a Beneficiary, the forfeiture occurs on the date the notice period ends except, if the Beneficiary is the Participant's spouse and the Vested Accrued Benefit payable to the spouse exceeds $3,500, the forfeiture occurs as of the first day the benefit is distributable without the spouse's consent. Pending forfeiture, the Plan Administrator, following the expiration of the notice period, may direct the Trustee to segregate the Vested Accrued Benefit in a segregated Account and to invest the segregated Account in Federally insured interest bearing savings accounts or time deposits (or in a combination of both), or in other fixed income investments.

     If a Participant or Beneficiary who has incurred a forfeiture of his Accrued Benefit under the provisions of the first paragraph of this Section
     9.14 makes a claim, at any time, for his forfeited Accrued Benefit, the Plan Administrator must restore the Participant's or Beneficiary's forfeited Accrued Benefit to the same dollar amount as the dollar amount of the Accrued Benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Plan Administrator will make the restoration during the Plan Year in which the Participant or Beneficiary makes the claim first from the amount, if any, of Participant forfeitures the Plan Administrator otherwise would allocate for the Plan Year, then from the amount, if any, of the Trust Fund net income or gain for the Plan Year and then from the amount, or additional amount, the Employer contributes to enable the Plan Administrator to make the required restoration. The Plan Administrator will direct the Trustee to distribute the Participant's or Beneficiary's restored Accrued Benefit to him in accordance with Article VI. The forfeiture provisions of this Section 9.14 apply solely to the Participant's or to the Beneficiary Accrued Benefit derived from Employer contributions.

                                   ARTICLE X
                           TRUSTEE, POWERS AND DUTIES

10.01 ACCEPTANCE. The Trustee accepts the Trust created under the plan and agrees to perform the obligations imposed. The Trustee must provide bond for the faithful performance of its duties under the Trust to the extent required by ERISA.

10.02 RECEIPT OF CONTRIBUTIONS. The Trustee is accountable to the Employer for the funds contributed to it by the Employer, but does not have any duty to see that the contributions received comply with the provisions of the Plan. The Trustee is not obliged to collect any contributions from the Employer, nor is obliged to see that funds deposited with it are deposited according to the provisions of the Plan.

10.03 INVESTMENT POWERS.

      TRUSTEE POWERS. The Trustee has full discretion and authority with regard to the investment of the Trust Fund except with respect to a Plan asset under the control or direction of a properly appointed Investment Manager, or with respect to a Plan asset subject to Employer, Participant or Plan Administrator direction of investment. The Trustee must coordinate its investment policy with Plan financial needs as communicated to it by the Plan Administrator. The Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

      (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, put and call options traded on a national exchange, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, U.S. Treasury notes and other direct or indirect obligations of the United States Government or its agencies, improved or unimproved real estate situated in the United States, insurance contracts of any type, limited partnerships, mortgages, notes or other property of any kind, real or personal, and to buy or sell options on common stock on a nationally recognized exchange with or without holding the underlying common stock, and to make any other investments the Trustee deems appropriate, as a prudent man would do under like circumstances with due regard for the purposes of this Plan. Any investment made or retained by the Trustee in good faith is proper but must be of a kind constituting a diversification considered by law suitable for trust investments;

      (b) To acquire and hold "qualifying Employer securities" and "qualifying Employer real property", as those terms are defined in the Act, further provided, that the Trustee shall be permitted to acquire any qualifying Employer securities or qualifying Employer real property even if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities or qualifying Employer real property held by the Trustees hereunder should amount to 100% of the fair market value of all assets in the Trust Fund.

     (c) To retain in cash so much of the Trust Fund as it may deem advisable to satisfy liquidity needs of the Plan and to deposit any cash held in the Trust Fund in a bank account at reasonable interest. If the Trustee is a bank or similar financial institution supervised by the United States or by a State, this paragraph (b) includes specific authority to invest in any type of deposit of the Trustee (or of a bank related to the Trustee within the meaning of Code section 414(b)) at a reasonable rate of interest or in a common trust fund (provisions of which govern the investment of such assets and which the Plan incorporates by this reference) as described in Code section 584 which the Trustee (or its affiliate, as defined in Code section 1504) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency;

     (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee decides.

     (e) To credit and distribute the Trust as directed by the Plan Administrator. The Trustee is not obliged to inquire as to whether any payee or distributee is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee is accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator.

     (f) To compromise, contest, arbitrate or abandon claims and demands, in its discretion;

     (g) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights;

     (h) To hold any securities or other property in the name of the Trustee or its nominee, with depositories or agent depositories or in another form as it may deem best, with or without disclosing the trust relationship;

     (i) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

     (j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

     (k)  To file all tax returns required of the Trustee;

      (l) To furnish to the, Employer, the Plan Administrator and the Plan Administrator an annual statement of account showing the condition of the Trust Fund and all investments, receipts, disbursements and other transactions effected by the Trustee during the Plan Year covered by the statement and also stating the assets of the Trust held at the end of the Plan Year, which accounts are conclusive on all persons, including the Employer, the Plan Administrator and the Administrative Committee, except as to any act or transaction concerning which the Employer, the Plan Administrator or the Administrative Committee files with the Trustee written exceptions or objections within ninety
           (90) days after the receipt of the accounts or for which ERISA authorizes a longer period within which to object; and

      (m) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee is not obliged or required to do so unless indemnified to its satisfaction.

      PARTICIPANT LOANS. This Section specifically authorizes the Trustees to make loans on a nondiscriminatory basis to a Participant or to a beneficiary in accordance with the loan policy established by the Plan Administrator, provided: (1) the loan policy satisfies the requirements of
      Section 9.04; (2) loans are available to all Participants and Beneficiaries on a reasonable equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees;
      (3) any loan is adequately secured and bears a reasonable rate of interest; (4) the minimum loan amount is $1,000 and the maximum loan amount is the lessor of $50,000 or 50% of a Participants Vested Account Balance; (5) the loan provides for repayment within five years except for certain home loan which must be repaid within fifteen years; (6) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (7) the amount of the loan does not exceed (at the time the Plan extends the loan the present value of the Participant's Nonforfeitable Accrued Benefit; (8) the loan shall be treated as a Directed Investment; and (9) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor requirements of Article VI apply to the Participant, the Participant may not pledge any portion of his Account Balance as security for a loan made after August 18, 1985, unless, within the 90 day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents (in a manner described in Section
      6.05 other than the requirement relating to the consent of a subsequent spouse) to the security or, by separate consent, to an increase in the amount of security. If the Employer is an "S Corporation", a Participant who is a shareholder-Employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code Section 318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan. Notwithstanding any other provision to the contrary, the Plan shall not permit distribution of any amounts which accrued after January 1, 1994, from the Employer Matching Contributions Account, the Discretionary Contributions Account or the Qualified Matching Contribution Account, if any, under the loan provisions of the Plan.

10.04 RECORDS AND STATEMENTS. The records of the Trustee pertaining to the Plan must be open to the inspection of the Plan Administrator, Administrative Committee and the

      Employer at all reasonable times and may be audited from time to time by any person or persons as the Plan Administrator, Employer or Administrative Committee may specify in writing. The Trustee must furnish the Plan Administrator or Administrative Committee with whatever information relating to the Trust Fund the Administrative Committee or Plan Administrator considers necessary.

10.05 FEES AND EXPENSES FROM FUND. The Trustee will receive reasonable annual compensation as may be agreed upon from time to time between the Employer and the Trustee. The Trustee will pay all fees and expenses reasonably incurred by it in its administration of the Plan from the Trust Fund unless the Employer pays the fees and expenses. The Plan Administrator will not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution, provided the fee or expense relates to the ordinary and necessary administration of the Fund. No person who is receiving full pay from the Employer may receive compensation for services as Trustee.

10.06 PARTIES TO LITIGATION. Except as otherwise provided by ERISA, only the Employer, the Plan Administrator, the Administrative Committee, and the Trustee are necessary parties to any court proceeding involving the Trustee or the Trust Fund. No Participant, or Beneficiary, is entitled to any notice of process unless required by ERISA. Any final judgment entered in any proceeding will be conclusive upon the Employer, the Plan Administrator, the Administrative Committee, the Trustee, Participants and Beneficiaries.

10.07 PROFESSIONAL AGENTS. The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant, or other person selected by it any non-Trustee power or duty assigned it by the Plan, and the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

10.08 DISTRIBUTION OF CASH OR PROPERTY. The Trustee may make distribution under the Plan in cash or property, other than Employer Stock, or partly in each, at its fair market value as determined by the Trustee. For purposes of a distribution to a Participant or to a Participant's designated Beneficiary or surviving spouse, "property" includes a nontransferable annuity contract, provided the contract satisfies the requirements of this Plan. In no event shall a distributions be made to a Participant or his Designated Beneficiary in Employer Stock.

10.09 DISTRIBUTION DIRECTIONS. If no one claims a payment of distribution made from the Trust, the Trustee must promptly notify the Plan Administrator and then dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

10.10 THIRD PARTY. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, the decision of a majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

10.11 RESIGNATION. The Trustee may resign at any time as Trustee of the Plan by giving thirty (30) days' written notice in advance to the Employer and to the Plan Administrator. If the Employer fails to appoint a successor Trustee within 60 days of its receipt of the Trustee's written notice of resignation, the Trustee will treat the Employer as having appointed itself as Trustee and as having filed its acceptance of appointment with the former Trustee.

10.12 REMOVAL. The Employer, by giving thirty (30) days' written notice in advance to the Trustee, may remove any Trustee. In the event of the resignation or removal of a Trustee, the Employer must appoint a successor Trustee if it intends to continue the Plan. If two or more persons hold the position of Trustee, in the event of the removal of one such person, during any period the selection of a replacement is pending, or during any period such person is unable to serve for any reason, the remaining person or persons will act as the Trustee.

10.13 INTERIM DUTIES AND SUCCESSOR TRUSTEE. Each successor Trustee succeeds to the title to the Trust vested in his predecessor by accepting in writing his appointment as successor Trustee and filing the acceptance with the former Trustee and the Plan Administrator without the signing or filing of any further statement. The resigning or removed Trustee, upon receipt of acceptance in writing of the Trust by the successor Trustee, must execute all documents and do all, acts necessary to vest the title of record in any successor Trustee. Each successor Trustee has and enjoys all of the powers, both discretionary and ministerial, conferred under this Agreement upon his predecessor. A successor Trustee is not personally liable for any act or failure to act of any predecessor Trustee, except as required under ERISA. With the approval of the Employer and the Plan Administrator, a successor Trustee, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Trustee without incurring any liability or responsibility for so doing.

10.14 VALUATION OF TRUST. The Trustee shall value the Trust Fund as of each Accounting Date to determine the fair market value of the cash portion of each Participant's Deferral Contributions Account and the segment of the Employer Matching Contributions Account and Qualified Matching Contributions Account, if any, accrued prior to January 1, 1994. That portion of the Participant's Account Balance allocated to the Employer Matching Contributions Account, the Discretionary Contributions Account and the Qualified Matching Contributions Account, if any, allocated after January 1, 1994, shall be valued as of the annual stock valuation date, September 30. The Trustee also may value the Trust Fund on such other interim valuation dates as he deems appropriate.

10.15 LIMITATION ON LIABILITY - IF INVESTMENT MANAGER APPOINTED. The Trustee is not liable for the acts or omissions of any Investment Manager or Managers the Plan Administrator may appoint, nor is the Trustee under any obligation to invest or otherwise manage any asst of the Plan which is subject to the management of the properly appointed Investment Manager. The Plan Administrator, the Trustee and any properly appointed Investment Manager may execute a letter agreement as part of this Plan delineating the duties, responsibilities and liabilities of the Investment Manager with respect to any part of the Trust Fund under the control of the Investment Manager.

10.16 INVESTMENT IN GROUP TRUST FUND. The Trustee, for collective investment purposes, may combine into one (1) trust fund the Trust created under this Plan with the trust created under any other qualified retirement plan the Employer maintains. However, the Trustee must maintain separate records of account for the assets of each trust, in order to reflect properly each Participant's Accrued Benefit under the plan(s) in which he is a Participant.

                                  ARTICLE XI
                                 MISCELLANEOUS

11.01 EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information which the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. Both the Plan Administrator and the Trustee are fully protected in acting and relying upon any evidence described under the immediately preceding sentence.

11.02 NO RESPONSIBILITY FOR EMPLOYER ACTION. Neither the Trustee nor the Plan Administrator has any obligation nor responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee, or for the failure of any of the above persons to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. Furthermore, the Plan does not require the Trustee or the Plan Administrator to collect any contribution required under the Plan, or to determine the correctness of the amount of any Employer contribution. Neither the Trustee nor the Plan Administrator need inquire into or be responsible for any action or failure to act on the part of the others. Any action required of a corporate Employer must be by its Board of Directors or its designate.

11.03 FIDUCIARIES NOT INSURERS. The Trustee, the Plan Administrator, the Plan Administrator and the Employer in no way guarantee the Trust fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or becomes due to any person from the Trust Fund. The liability of the Plan Administrator and the Trustee to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.

11.04 WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice.

11.05 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee and the Plan Administrator and their successors.

11.06 WORD USAGE. Words used in the masculine also apply to the feminine where applicable, and wherever the context of the Employer's Plan dictates, the plural includes the singular and the singular includes the plural.

11.07 STATE LAW. Texas law will determine all questions arising with respect to the provisions of this Agreement except to the extent Federal statute supersedes Texas law.

11.08 EMPLOYMENT NOT GUARANTEE. Nothing contained in this Plan, or with respect to the establishment of the Trust, or any modification or amendment to the Plan or Trust, or in the creation of any Account, or the payment of any benefit, gives any Employee, Participant or any Beneficiary any right to continue employment, any legal or equitable right against the Employer, or Employee of the Employer, or against the Trustee, or its agents or employees, or against the Plan Administrator, except as expressly provided by the Plan, the Trust, ERISA or by a separate agreement.

                                  ARTICLE XII
                   EXCLUSIVE BENEFIT, AMENDMENT, TERMINATION

12.01 EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer has no beneficial interest in any asset of the Trust and no part of any asset in the Trust may ever revert to or be repaid to an Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, may any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

12.02 AMENDMENT BY EMPLOYER. The Employer has the right at any time and from time to time:

      (a) To amend this Agreement in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan and the Trust created under it under the appropriate provisions of Code section 401(a); and

      (b)  To amend this Agreement in any other manner.

      No amendment may authorize or permit any of the Trust Fund (other than the part which is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment may cause or permit any portion of the Trust Fund to revert to or become a property of the Employer. The Employer also may not make any amendment which affects the rights, duties or responsibilities of the Trustee, the Plan Administrator or the Administrative Committee without the written consent of the affected Trustee, the Plan Administrator or the affected member of the Administrative Committee.

     CODE SECTION 411(D)(6) PROTECTED BENEFITS. An amendment (including the adoption of this Plan as a restatement of an existing plan) may not decrease a Participant's Accrued Benefit, except to the extent permitted under Code section 412(c)(8), and may not reduce or eliminate Code section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code section 411(d)(6) protected benefits if the amendment has the effect of either (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or (2) except as provided by Treasury regulations, eliminating an optional form of benefit. The Plan Administrator must disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph. If the Plan Administrator must disregard an amendment because the amendment would violate clause (1) of clause (2), the Plan Administrator must maintain a schedule of the early retirement option or other optional forms of benefit the Plan must continue for the affected Participants. The Employer must make all amendments in writing. Each amendment must state the date to which it is either retroactively or prospectively effective.

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

12.03 DISCONTINUANCE. The Employer has the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created under this Agreement. The Plan will terminate upon the first to occur of the following:

      (a)  The date terminated by action of the Employer;

      (b) The date the Employer is judicially declared bankrupt or insolvent, unless the proceeding authorized continued maintenance of the Plan;

      (c) The dissolution, merger, consolidation or reorganization of the Employer or the sale by the Employer of all or substantially all of its assets, unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser must substitute itself as the Employer under this Plan.

12.04 FULL VESTING ON TERMINATION. Upon either full or partial termination of the Plan, or if applicable, upon complete discontinuance of profit sharing contributions to the Plan, an affected Participant's right to his Accrued Benefit is one hundred percent (100%) Vested, irrespective of the Vested percentage which otherwise would apply under Article V.

12.05 MERGER/DIRECT TRANSFER. The Trustee may not consent to, or be a party to, any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving Plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the trustees of other retirement plans described in Code section 401(a), including an elective transfer, and to accept the direct transfer of plan assets, or to transfer plan assets, as a party to any such agreement.

      The Trustee may accept a direct transfer of plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts a direct transfer of plan assets, the Plan Administrator and Trustee must treat the Employee as a Participant for all purposes of the Plan except the Employee is not a Participant for purposes of sharing in Employer contributions or Participant forfeitures under the Plan until he actually becomes a Participant in the Plan. For all purposes of this Section 12.05, the Plan will only accept a directed transfer in the form of cash.

      The Trustee may not consent to, or be a party to a merger, consolidation or transfer of assets with a defined benefit plan, except with respect to an elective transfer. The Trustee will hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee must maintain a separate Employer contribution Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets. Unless a transfer of assets to this Plan is an elective transfer, the Plan will preserve all Code section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 12.02. A transfer is an elective transfer if: (1) the transfer satisfies the first paragraph of this Section 12.05; (2) the transfer is voluntary, under a fully informed election by the Participant; (3) the Participant has an alternative that retains his Code section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating); (4) the transfer satisfies the applicable spousal consent requirements of the Code; (5) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (6) the Participant has the right to immediate distribution from the transferor plan, in lieu of the elective transfer; (7) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's accrued benefit under the transferor plan payable at that plan's normal retirement age; (8) the Participant has a 100% Vested interest in the transferred benefit; and (9) the transfer otherwise satisfies applicable Treasury regulations. An elective transfer may occur between qualified plans of any type.

      DISTRIBUTION REQUIREMENTS UNDER CODE SECTION 401(K). If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a Plan with a Code section 401(k) arrangement, the distribution restrictions of Code sections 401(k)(2) and (10) continue to apply to those transferred elective contributions.

12.06 TERMINATION.  Upon termination of the Plan, the distribution provisions of
      Article VI remain operative, with the following exceptions:

      (a) If the present value of the Participant's Vested Accrued Benefit does not exceed $3,500, the Plan Administrator will direct the Trustee to distribute the Participant's Vested Accrued Benefit to him in a lump sum as soon as administratively practicable after the plan terminates; and

      (b) If the present value of the Participant's Vested Accrued Benefit exceeds $3,500, the Participant or the Beneficiary, in addition to the distribution events permitted under Article VI, may elect to have the Trustee commence distribution of his Vested Accrued Benefit as soon as administratively practicable after the Plan terminates.

      To liquidate the Trust, the Plan Administrator will purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Vested Accrued Benefit exceeds $3,500 and the Participant does not elect an immediate distribution pursuant to Paragraph (2). The Trust will continue until the Trustee in accordance with the direction of the Plan Administrator has distributed all of the benefits under the Plan.

      If this paragraph applies, in lieu of the preceding provisions of this
      Section 12.06 and the distributions provisions of Article VI, the Plan Administrator will direct the Trustee to distribute each Participant's Vested Accrued Benefit, in lump sum, as soon as administratively practicable after the termination of the Plan, irrespective of the present value of the Participant's Vested Accrued Benefit and whether the Participant consents to that distribution. This paragraph applies only if:
      (1) the Plan does not provide any annuity option; (2) the Plan is a profit sharing plan at the time of its termination date; and (3) as of the period between the Plan termination date and the final distribution of assets, the Employer does not maintain any other defined contribution plan (other than an ESOP).

     On each valuation date, the Plan Administrator will credit any part of a Participant's Accrued Benefit retained in the Trust with its proportionate share of the Trust's income, expenses, gains and losses, both realized and unrealized. Upon termination of the Plan, the amount, if any, in a suspense account under Article III will revert to the Employer, subject to the conditions of the Treasury regulation s permitting such a reversion. A resolution or amendment to freeze all future benefit accrual but otherwise to continue maintenance of the Plan, is not a termination for purposes of this Section 12.06.

     SPECIAL RULE FOR DEFERRAL CONTRIBUTIONS ACCOUNT. Notwithstanding the provisions of this Section 12.06, the Participant may not receive a distribution of his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contribution Account pursuant to the termination of the Plan unless; (a) the Participant otherwise is entitled to a distribution from these accounts under the Plan; or (b) the Plan termination occurs without the establishment of a successor Plan. A successor Plan under clause (b) is a defined contribution plan (other than and ESOP) maintained by the Employer (or by a related Employer) at the time of the termination of the Plan or within the period ending twelve months after the final distribution of assets. A distribution made after March 31, 1988, pursuant to clause (b), must be part of a lump sum distribution to the Participant of his Vested Accrued Benefit.

IN WITNESS WHEREOF, the Employer and the Trustee have executed this Plan and Trust this ____ day of ___________________________________________, 19_______.


     SOUTHWEST BANK OF TEXAS, N.A.       ____________________________
                                         David Farries - Trustee


     BY:_________________________        ____________________________
                                         Paul Murphy - Trustee


                                         ____________________________
                                         Sharon K. Sokol - Trustee


                                         ____________________________
                                         Kim Zabin - Trustee